EXHIBIT 4.49

TEXTAINER MARINE CONTAINERS IV LIMITED

Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Indenture Trustee

SERIES 2013-1 SUPPLEMENT

Dated as of August 5, 2013

TO

INDENTURE

Dated as of August 5, 2013

SERIES 2013-1 NOTES

i

ii

This SERIES 2013-1 SUPPLEMENT, dated as of August 5, 2013 (as amended, modified and supplemented from time to time in accordance with the terms hereof, this “Supplement”), is entered into between TEXTAINER MARINE CONTAINERS IV LIMITED, a Bermuda company (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Indenture Trustee”).

WHEREAS, pursuant to the Indenture, dated as of August 5, 2013 (as amended, modified or supplemented from time to time in accordance with its terms, the “Indenture”), between the Issuer and the Indenture Trustee, the Issuer may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a Supplement to the Indenture; and

WHEREAS, pursuant to this Supplement, the Issuer and the Indenture Trustee shall create a new Series of Notes and specify the Principal Terms thereof;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions; Calculation Guidelines

Section 101. Definitions. (a) Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Administrative Agent” means the Person performing the duties of the Administrative Agent under the Administration Agreement; initially, Royal Bank of Canada, a Canadian chartered bank acting through a New York Branch.

“Administrative Agent Fee” means this term shall have the meaning set forth in the Administration Agreement, as such agreement may be amended, modified and restated from time to time in accordance with its terms.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, among the Issuer, the Manager, the Indenture Trustee and Royal Bank of Canada, a Canadian chartered bank acting through a New York Branch, as administrative agent,, as such agreement may be amended, modified and restated from time to time in accordance with its terms.

“Affected Purchaser” means each Purchaser who represents and warrants that (i) charges relating to the “liquidity coverage ratio” under Basel III are currently being recognized internally on interests or obligations of the committed lending in the bank group and (ii) has in place or is actively seeking upon renewals a similar delayed funding option in transactions similar to the transactions contemplated by this agreement, at the time a Series 2013 -1 Advance is requested.

“Affected Funding Date” shall have the meaning set forth in Section 207(b)(i).

“Affected Funding Period” shall have the meaning set forth in Section 207(b)(iv).

“Affected Portion” shall have the meaning set forth in Section 207(b)(i).

“Affected Purchase Notice” shall have the meaning set forth in Section 207(b)(i).

“Aggregate Series 2013-1 Commitment Amount” means, as of any date of determination, an amount equal to the sum of all Series 2013-1 Note Commitments then in effect.

“Aggregate Series 2013-1 Note Principal Balance” means, as of any date of determination, an amount equal to the sum of the Series 2013-1 Note Principal Balances of all Series 2013-1 Notes then Outstanding.

“Alternative Rate” means on any day for any Series 2013-1 Advance allocated to an Interest Accrual Period, an interest rate per annum equal to the Base Rate if, on or before the first day of such Interest Accrual Period, a Series 2013-1 Noteholder (or an agent thereof) or its Deal Agent shall have notified the Issuer that a Eurodollar Disruption Event has occurred with respect to such Series 2013-1 Noteholder or, if applicable, a member of its Related Group.

“Applicable Margin” means, with respect to each day during an Interest Accrual Period on which a Series 2013-1 Advance by a Series 2013-1 Noteholder is outstanding, one of the following amounts for such Series 2013-1 Advance:

(a) for each date occurring prior to the Conversion Date, two and one-quarter of one percent (2.25%) per annum; and

(b) for each date on or subsequent to the Conversion Date, the sum of (x) one percent (1.00%) per annum and (y) a percentage equal to the percentage that would otherwise be applicable pursuant to the immediately preceding paragraph (a) if the Conversion Date had not occurred.

“Availability” shall have the meaning set forth in the Series 2013-1 Note Purchase Agreement.

“Back-up Data Files” shall have the meaning set forth in the Management Agreement.

“Back-up Manager” shall mean any Person designated as the “Back-up Manager” pursuant to the Manager Transfer Facilitator Agreement.

“Base Rate” means, on any date, a fluctuating rate of interest per annum equal to the higher of (i) the Federal Funds Effective Rate in effect on such date plus one half of one percent (0.50%), and (ii) the Prime Rate in effect on such date. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

“Breakage Costs” means any amount or amounts as shall compensate a Series 2013-1 Noteholder for any loss, cost or expense incurred by such Series 2013-1 Noteholder or a member of its Related Group in connection with funding obtained by it with respect to a Series 2013-1 Advance (as reasonably determined by the related Deal Agent in its sole discretion on behalf of such Series 2013-1 Noteholder) as a result of (i) the failure of the Issuer to accept funding of a Series 2013-1 Advance in accordance with a Funding Notice submitted by Issuer, or (ii) the failure of the Issuer to make a prepayment in accordance with the terms of any of the Indenture, this Supplement or the Series 2013-1 Note Purchase Agreement, or (iii) the Issuer making a payment of principal on a Series 2013-1 Note on a day other than a Payment Date. Nothing contained herein shall obligate the Issuer to pay Breakage Costs with respect to any prepayment actually made by the Issuer on a Payment Date.

“Closing Date” means August 5, 2013.

“Control Party” means, for Series 2013-1, Series 2013-1 Noteholders holding Series 2013-1 Note Principal Balances representing more than fifty percent (50%) of the Unpaid Principal Balance for Series 2013-1; provided, however, that solely with respect to any waiver of an Event of Default, Early Amortization Event or a Manager Default (or an amendment that would have the effect, if such amendment became effective, of any such waiver), (A) if two or more Series 2013-1 Noteholders shall each have Series 2013-1 Note Commitments of more than $75,000,000, the Control Party shall mean Series 2013-1 Noteholders (including at least two such Series 2013-1 Noteholders having Series 2013-1 Note Commitments of more than $75,000,000) holding Series 2013-1 Note Principal Balances representing more than fifty percent (50%) of the Unpaid Principal Balance for Series 2013-1, and (B) at any time that clause (A) does not apply, the Control Party shall mean all Series 2013-1 Noteholders.

“Conversion Date” means the earlier to occur of (i) the first date on which a Series 2013-1 Early Amortization Event has occurred, and (ii) the date set forth in the first sentence of Section 2.5 of the Series 2013-1 Note Purchase Agreement, as such date in this clause (ii) may be extended from time to time in accordance with the terms, and subject to the conditions, of Section 2.5 of the Series 2013-1 Note Purchase Agreement. For sake of clarity, the Conversion Date will be deemed to have occurred and the Series 2013-1 Note Commitments terminated regardless of any subsequent cure of such Series 2013-1 Early Amortization Event.

“Deal Agent” shall have the meaning set forth in the Series 2013-1 Note Purchase Agreement.

“Decreasing Commitment Noteholder” means each Series 2013-1 Noteholder (i) that is not then a Defaulting Noteholder and (ii) whose Series 2013-1 Note Commitment has decreased prior to the Conversion Date solely due to the passage of time.

“Default Interest” means, for any Payment Date, the amount of incremental interest payable on the Series 2013-1 Notes in accordance with the provisions of Section 203(b).

“Defaulting Noteholder” means any Series 2013-1 Noteholder (or, if applicable, any member of its Related Group) that (i) fails to fund any portion of any Series 2013-1 Advance required to be funded hereunder within two Business Days after the date on which such funding is required or (ii) has notified the Issuer or any Affiliate thereof, or the Indenture Trustee or any other Series 2013-1 Noteholder, that it (or, if applicable, any member of its Related Group) does not intend to comply with its funding obligations under the Series 2013-1 Related Documents, or has made a public statement to that effect with respect to its funding obligations under the Series 2013-1 Related Documents.

“Disposition Ratio” means each of the following:

(a) the quotient of (i) the sum of all gross disposition proceeds for all Disposition Ratio Containers of all of TGH’s Subsidiaries (collectively, “TGH Group Disposed Containers”) disposed of during the most recent 6 months (or, if fewer than 6,000 TGH Group Disposed Containers have been disposed of during such six month period, such longer period as is necessary to include a sample of at least 6,000 TGH Group Disposed Containers disposed) (such period, which shall be rounded to the end of the Collection Period in which the last Container in such group was sold, the “TGH Disposition Measurement Period”) over (ii) the sum of the Net Book Values on the last day of the month preceding such disposition of all TGH Group Disposed Containers disposed of during the TGH Disposition Measurement Period; or

(b) the quotient of (i) the sum of all gross disposition proceeds for all Disposition Ratio Containers of the Issuer (collectively, “Issuer Disposed Containers”) disposed of during the most recent 6 months (or, if fewer than 3,000 Issuer Disposed Containers have been disposed of during such six month period, such longer period as is necessary to include a sample of at least 3,000 Issuer Disposed Containers disposed) (such period, which shall be rounded to the end of the Collection Period in which the last Container in such group was sold, the “TMCL IV Disposition Measurement Period”) over (ii) the sum of the Net Book Values on the last day of the month preceding such disposition of all Issuer Disposed Containers disposed of during the TMCL IV Disposition Measurement Period.

“Disposition Ratio Container” means any Managed Container sold or otherwise disposed of, other than in any sale or disposition (A) made to the Manager or any Affiliate of the Manager, (B) pursuant to the exercise of a purchase option contained in a Lease, or (C) due to a Casualty Loss.

“Disposition Trigger Event” means the Disposition Ratio in either or both of paragraphs (a) and (b) of the definition thereof is less than 1.15 to 1.00 for the applicable TGH Disposition Measurement Period and/or TMCL IV Disposition Measurement Period (as applicable). If a Disposition Ratio Trigger Event occurs, such condition shall be deemed to continue until the earlier to occur of (x) the date on which the Control Party waives such condition and (y) the date that the Disposition Ratio, as calculable pursuant in each of paragraph (a) and paragraph (b) of the definition thereof, equals or exceeds 1.15 to 1.00 for at least six (6) consecutive months.

“Dollars” and the sign “$” mean lawful money of the United States of America.

“EBIT” means, for any Person on a consolidated basis during any fiscal period, earnings (loss) before Interest Expense and taxes for such Person and its Subsidiaries, including gains and losses from the sale of assets and foreign exchange transactions, but excluding (A) gains or losses resulting from changes in the applicable depreciation policy and (B) unrealized gain and loss arising from the implementation of FAS 133.

“EBIT Ratio” means, for the Issuer as of the last day of each fiscal quarter commencing with the fiscal quarter ended December 31, 2014, the ratio of (x) EBIT to (y) Interest Expense, in each case for the most recently concluded six (6) fiscal quarters or, if fewer than six (6) fiscal quarters have passed since the Closing Date, for the number of concluded fiscal quarters since the Closing Date, provided that at least three (3) concluded fiscal quarters have passed since the Closing Date.

“Eligible Interest Rate Hedge Provider” means, at the time of execution and delivery of the related Interest Rate Hedge Agreement for Series 2013-1, any bank or other financial institution (or any party providing credit support on such Person’s behalf) that (A) has (x) a long-term senior unsecured debt rating of at least “A-” from Standard & Poor’s or “ A3” from Moody’s and (y) a short-term unsecured debt rating of at least “A-1” from Standard & Poor’s or “P-1” from Moody’s, or (B) is otherwise approved by the Control Party.

“Eurodollar Disruption Event” means with respect to all Series 2013-1 Advances allocated to any Interest Accrual Period, any of the following events or conditions: (a) a good faith determination by a Series 2013-1 Noteholder or its Deal Agent that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars in the London interbank market to make, fund or maintain any Series 2013-1 Advance for such Interest Accrual Period, (b) a good faith determination by a Series 2013-1 Noteholder or its Deal Agent that the LIBOR Rate applicable for such Interest Accrual Period does not accurately reflect the cost to the Series 2013-1 Noteholder (or, if applicable, any member of its Related Group) of making, funding or maintaining any Series 2013-1 Advance for such Interest Accrual Period, or (c) the unavailability of the London interbank market to make, fund or maintain any Series 2013-1 Advance for such Interest Accrual Period.

“Existing Law” means (i) the final rule titled “Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues,” adopted by the United States bank regulatory agencies on December 15, 2009 (the “Capital Guidelines”); (ii) the Basel Accords prepared by the Basel Committee on Banking Supervision as set out in the publications entitled “International Convergence of Capital Measurements and Capital Standards: a Revised Framework,” (“Basel II”) and “International Framework for Liquidity Risk Measurement, Standards and Monitoring” (“Basel III,” with Basel II, collectively the “Basel Accords”) as updated from time to time; (c) the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”); and (d) any rules, regulations, guidance, requests, interpretations or directives from any Governmental Authority relating to, or implementing, the Capital Guidelines, the Basel Accords or the Dodd Frank Act (whether or not having the force of law).

“Federal Funds Effective Rate” means for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, and determined by the applicable Deal Agent or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the applicable Deal Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means each fee letter, dated on or about the Closing Date, between the Issuer and each Deal Agent.

“Finance Lease Management Fee” has the meaning set forth in Section 404(a)(iii).

“Funding Date” shall have the meaning set forth in Section 207(b)(i).

“Funding Notice” shall have the meaning set forth in Section 207(b)(i).

“Increased Costs” means any fee, expense, increased cost or reduction in rate of return on capital charged to or incurred by an Indemnified Party on account of the occurrences set forth in Sections 209 and 210.

“Indemnified Party” shall have the meaning set forth in Section 208(a).

“Interest Accrual Period” means the period beginning with, and including, a Payment Date and ending on (and including) the day before the next succeeding Payment Date; except that, in the case of the first Interest Accrual Period, the period beginning with and including the Closing Date and ending on and including the day before the initial Payment Date.

“Interest Expense” means, for any Person on a consolidated basis during any fiscal period, the aggregate amount of the interest expense during such fiscal period in respect of Indebtedness of such Person and its Subsidiaries, as determined in accordance with GAAP; provided, however, that for purposes of calculating the EBIT Ratio, the Unused Fee for the first three (3) fiscal quarters ending following the Closing Date shall be excluded from such calculation.

“Interest Rate Hedge Provider Required Rating Downgrade Event” means, with respect to any Interest Rate Hedge Provider for Series 2013-1, unless waived in writing by Control Party, such Interest Rate Hedge Provider’s (or any party providing credit support on its behalf) rating with respect to its unsecured and unsubordinated debt, deposit or letter of credit obligations are rated as set forth in the table below:

Rating of Interest Rate Hedge Provider
S&P	Moody’s
Long-term of “BBB” or lower	Long-term of “Baa2” or lower

“Interest Rate Hedge Provider Required Rating Replacement Event” means, with respect to any Interest Rate Hedge Provider for Series 2013-1, unless waived in writing by Control Party, such Interest Rate Hedge Provider’s (or any party providing credit support on its behalf) rating with respect to its unsecured and unsubordinated debt, deposit or letter of credit obligations are rated as set forth in the table below:

Rating of Interest Rate Hedge Provider
S&P	Moody’s
Long-term of “BB+” or lower	Long-term of “Ba1” or lower

“Issuance Date” means, for Series 2013-1 Notes, the Closing Date.

“Issuance Date Series 2013-1 Note Principal Balance” means the Unpaid Principal Balance for Series 2013-1 on the Issuance Date of the Series 2013-1 Notes; this amount shall be Three Hundred Million Dollars ($300,000,000).

“Leverage Ratio” shall have the meaning set forth in the Management Agreement.

“LIBOR Rate” means for any Interest Accrual Period and any Series 2013-1 Advance, an interest rate per annum equal to the average per annum rate of interest determined by the Indenture Trustee (and notified to each of the Issuer, the Manager and the Administrative Agent) on the basis of the offered rates for deposits in Dollars for an amount equal to the requested advance of funds and for a term equal to either (i) with respect to any Series 2013-1 Advance made on the first day of such Interest Accrual Period, the applicable Interest Accrual Period or (ii) with respect to any Series 2013-1 Advance not made on the first day of such Interest Accrual Period, a term equal to the period remaining in the applicable Interest Accrual Period (provided, if no offered rate exists for such remaining period, the LIBOR Rate shall be interpolated on a straight-line basis based upon the LIBOR Rate for each of (i) the closest quoted period greater than such remaining period and (ii) the closest quoted period shorter than such remaining period), and commencing on the first day of such Interest Accrual Period, displayed on the Reuters screen “LIBOR01”, or any successor service for the purpose of displaying the London Interbank rates of major banks for Dollars (or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated by the British Bankers’ Association for the purpose of displaying London Interbank offered rates for Dollar deposits), as of 11:00 A.M. (London time) on the Business Day which is the LIBOR Determination Date. If the Reuters Screen LIBO Page is not available, then “LIBOR Rate” shall mean the rate per annum equal to the average rate at which the principal London offices of Royal Bank of Canada and Bank of America, N.A. (or their respective successors) are offered dollar deposits at or about 10:00 a.m., New York City time, two Business Days prior to the first Business Day of such Interest Accrual Period in the London eurodollar interbank market for delivery on the first day of such Interest Accrual Period for one month and in a principal amount equal to an amount of not less than $1,000,000.

“LIBOR Determination Date” shall mean the date that is two (2) Business Days prior to the first day of any Interest Accrual Period.

“Long-Term/PLB Management Fee” has the meaning set forth in Section 404(a)(ii).

“Master Lease Management Fee” has the meaning set forth in Section 404(a)(i).

“Notes” means any Series 2013-1 Note.

“Other Taxes” shall have the meaning set forth in Section 208(b).

“Overdue Rate” means, for any date of determination, an interest rate per annum equal to the sum of (i) the interest rate otherwise in effect hereunder plus (ii) two percent (2.00%).

“Permitted Expenses Withdrawal” shall have the meaning set forth in Section 302(c).

“Permitted Interest Withdrawal” shall have the meaning set forth in Section 302(b).

“Permitted Principal Withdrawal” shall have the meaning set forth in Section 302(d).

“Prime Rate” means the rate announced by Royal Bank of Canada (or any successor thereto), from time to time as its “prime rate” or “base rate” in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Royal Bank of Canada (or any successor thereto) in connection with extensions of credit to debtors. For sake of clarity, the references to Royal Bank of Canada in the two preceding sentences are not intended to refer to the initial Indenture Trustee.

“Pro Rata” means in accordance with the Pro Rata Share of each Series 2013-1 Noteholder.

“Pro Rata Share” means, with respect to each Series 2013-1 Noteholder as of any date of determination, a ratio (expressed as a percentage) the numerator of which is equal to the Series 2013-1 Note Commitment (or, if the Conversion Date has occurred, the Series 2013-1 Note Principal Balance) of such Series 2013-1 Noteholder and the denominator of which is equal to the sum of the Series 2013-1 Note Commitments of all Series 2013-1 Noteholders (or, if the Conversion Date has occurred, the Unpaid Principal Balance for Series 2013-1).

“Purchaser” shall have the meaning set forth in the Series 2013-1 Note Purchase Agreement.

“Sale Management Fee” has the meaning set forth in Section 404(a)(iv).

“Series 2013-1” means the Series of Notes the terms of which are specified in this Supplement.

“Series 2013-1 Advance” means any advance of funds made by, or on behalf of, a Series 2013-1 Noteholder pursuant to Section 207(b). For purposes of clarification, only portions of a requested Series 2013-1 Advance actually funded shall be included in calculating the amount of any Series 2013-1 Advance outstanding on any date of determination (and, for example, no Affected Portion shall be included during the Affected Funding Period in any calculation of Series 2013-1 Advances until actually funded by the applicable Affected Purchaser).

“Series 2013-1 Advance Rate” means one of the following:

(a) If no Disposition Trigger Event has occurred and is continuing, eighty percent (80%); and

(b) If a Disposition Trigger Event has occurred and is continuing, seventy-two and one-half of one percent (72.5%).

“Series 2013-1 Asset Base” means, as of any date of determination, an amount equal to the sum of (a) the product of (i) Asset Allocation Percentage for Series 2013-1 in effect on such date of determination, (ii) a percentage equal to one hundred percent (100%) minus the Series 2013-1 Required Overcollateralization Percentage in effect on such date of determination and (iii) the sum of (x) the Aggregate Net Book Value (measured as of the last day of the immediately preceding calendar month) and (y) the aggregate outstanding balance of receivables resulting from the sale or disposition of Eligible Containers which have not been outstanding for more than 60 days, plus (b) an amount equal to the sum of (i) the amount of cash and Eligible Investments on deposit in the Series 2013-1 Restricted Cash Account on such date of determination, and (ii) an amount equal to the product of (x) the Asset Allocation Percentage for Series 2013-1 in effect on such date of determination and (y) the amount of cash and Eligible Investments on deposit in the Excess Funding Account on such date of determination.

“Series 2013-1 Available Funds” means, as of any Payment Date, an amount equal to the sum of (i) an amount equal to the product of (x) the Available Distribution Amount for such Payment Date and (y) the Collection Allocation Percentage for Series 2013-1 in effect on such Payment Date, (ii) all amounts transferred to the Series 2013-1 Series Account from the Series 2013-1 Restricted Cash Account on such Payment Date, (iii) all amounts received by the Issuer on the related Determination Date pursuant to any Interest Rate Hedge Agreement for the

Series 2013-1 Notes, (iv) if a Series 2013-1 Early Amortization Event shall have occurred and then be continuing, the amount of funds transferred to the Series 2013-1 Series Account from the Excess Funding Account on such Payment Date, and (v) the amount of any Shared Available Funds (as defined in the Supplements for each other Series of Notes then Outstanding) deposited to the Series 2013-1 Series Account on such Payment Date in accordance with the terms of the Supplement for each other Series of Notes then Outstanding.

“Series 2013-1 Early Amortization Event” means any Early Amortization Event for the Series 2013-1 Notes.

“Series 2013-1 Effective Advance Rate” means, as of any date of determination for the Series 2013-1 Notes, an amount equal to (A) the then Aggregate Series 2013-1 Note Principal Balance as of such date of determination, divided by (B) an amount equal to the sum of (x) the Aggregate Net Book Value (measured as of the last day of the immediately preceding calendar month), (y) the aggregate outstanding balance of receivables resulting from the sale or disposition of Eligible Containers which have not been outstanding for more than 60 days and (z) the amount of cash and Eligible Investments on deposit in the Series 2013-1 Restricted Cash Account.

“Series 2013-1 Event of Default” means any Event of Default for the Series 2013-1 Notes.

“Series 2013-1 Excess Concentration Percentage” means, as of any date of determination, an amount equal to the sum of the following percentages:

(a) Maximum Concentration of Operating Leases to Insolvent Lessees. The amount by which (x) the sum of the Net Book Values of all Eligible Containers that are currently under an operating lease to an insolvent lessee, divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) twenty percent (20%);

(b) Maximum Concentration of Operating Leases to Delinquent Insolvent Lessees. The amount by which (x) the sum of the Net Book Values of all Eligible Containers that are currently under an operating lease to an insolvent lessee who is more than 150 days delinquent in the payment of any amounts owed to Textainer, divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) zero percent (0%);

(c) Maximum Concentration of Dry Freight Special Containers. The amount by which (x) the sum of the Net Book Values of all Eligible Containers that are dry freight specialized Containers (other than refrigerated containers), divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) seven percent (7%);

(d) Maximum Concentration of Refrigerated Containers (Total). The amount by which (x) the sum of the Net Book Values of all Eligible Containers that refrigerated containers, divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) twenty percent (20%);

(e) Maximum Concentration of Finance Leases (Total). The amount by which (x) the sum of the Net Book Values of all Eligible Containers whose initial leases were Finance Leases divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) twenty percent (20%);

(f) Maximum Concentration of Non-Monthly Rental Payments. The amount by which (x) the sum of the Net Book Values of all Eligible Containers subject to Leases for which rentals are payable less frequently than monthly divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) two percent (2%);

(g) Maximum Concentration of Non-U.S. Currency Rentals. The amount by which (x) the sum of the Net Book Values of all Eligible Containers subject to Leases for which rentals are payable in a currency other than Dollars and which are not the subject of a currency hedge agreement divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) two percent (2%);

(h) Maximum Concentration of Non-Marine Cargo Users. The amount by which (x) the sum of the Net Book Values of all Eligible Containers subject to Leases under which the lessee is a Person that is not a marine cargo user divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) seven percent (7%);

(i) Maximum Concentration of any Ten Lessees. The amount by which (x) the sum of the Net Book Values of all Eligible Containers then on lease to any ten lessees or sublessees, divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) seventy-five percent (75%);

(j) Maximum Concentration of a Single Lessee. The amount by which (x) the sum of the Net Book Values of all Eligible Containers then on lease to any single lessee divided by the Aggregate Net Book Value, expressed as a percentage, exceeds twenty percent (20%);

(k) Maximum Concentration of a Single Lessee with respect to Finance Leases. The amount by which (x) the sum of the Net Book Values of all Eligible Containers then on lease to any single lessee whose initial leases were Finance Leases divided by the Aggregate Net Book Value, expressed as a percentage, exceeds five percent (5%); and

(l) U.S. Government Leases. The amount by which (x) the sum of the Net Book Values of all Eligible Containers on Lease to the U.S. government, divided by the Aggregate Net Book Value, exceeds (y) four percent (4%); provided that Leases for which (i) compliance with the Federal Assignment of Claims Act have been evidenced by a favorable Opinion of Counsel or (ii) the U.S. government has executed a consent to assignment shall not be included in the foregoing clause (x).

“Series 2013-1 Legal Final Payment Date” means that date that is two years after the Stated Conversion Date.

“Series 2013-1 Management Fee” has the meaning set forth in Section 404.

“Series 2013-1 Manager Default” means any Manager Default for the Series 2013-1 Notes.

“Series 2013-1 Note” means any one of the notes issued pursuant to the terms hereof, substantially in the form of Exhibit A hereto, and shall include any and all replacements or substitutions of such notes.

“Series 2013-1 Note Commitment” means, for each Series 2013-1 Noteholder (excluding, however, any Series 2013-1 Noteholder which is a CP Purchaser), the commitment of such Series 2013-1 Noteholder to fund Series 2013-1 Advances in an aggregate amount outstanding at any point in time not to exceed the amount set forth opposite such Series 2013-1 Noteholder name on the signature pages of the Series 2013-1 Note Purchase Agreement, as such amount may be modified in accordance with the terms thereof. After the Conversion Date, the Series 2013-1 Note Commitment for each Series 2013-1 Noteholder shall be equal to the Series 2013-1 Note Principal Balance of the Series 2013-1 Note owned by such Series 2013-1 Noteholder.

“Series 2013-1 Note Interest Payment” means for each Payment Date, an amount equal to the sum, for each Series 2013-1 Advance outstanding for each day during the related Interest Accrual Period, of the product of (i) if the Alternative Rate shall then be in effect, (A) the principal amount of such Series 2013-1 Advance, (B) an interest rate equal to the sum of (x) the Base Rate in effect and (y) the Applicable Margin, and (C) 1/365 or 1/366, as applicable, or (ii) if clause (i) above shall not apply, (A) the principal amount of such Series 2013-1 Advance, (B) an interest rate equal to the sum of (x) the LIBOR Rate for such Interest Accrual Period and (y) the Applicable Margin, and (C) 1/360. For purposes of clarification, no Series 2013-1 Note Interest Payment shall be due (and no interest shall accrue hereunder) with respect to any portion of any Series 2013-1 Advance on any day during the related Interest Accrual Period on which such portion shall not actually have been funded by the applicable Series 2013-1 Noteholder (such as, e.g., any Affected Portion of a Series 2013-1 Advance during the applicable Affected Funding Period until actually funded by the applicable Affected Purchaser).

“Series 2013-1 Note Principal Balance” means, with respect to any Series 2013-1 Note as of any date of determination, an amount equal to the difference of (x) all Series 2013-1 Advances actually made by or on behalf of the related Series 2013-1 Noteholder on or subsequent to the Closing Date (excluding any Affected Portion that has not actually been funded), minus (y) the aggregate amount of all repayments of such Series 2013-1 Advances actually paid to the related Series 2013-1 Noteholder subsequent to the Closing Date.

“Series 2013-1 Note Purchase Agreement” means the Series 2013-1 Note Purchase Agreement, dated as of the Closing Date, among the Issuer, the Purchasers, and the Deal Agents named therein pursuant to which document the Purchasers agreed to purchase the Series 2013-1 Notes and make Series 2013-1 Advances, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Series 2013-1 Noteholder” means, at any time of determination for the Series 2013-1 Notes, any Person in whose name a Series 2013-1 Note is registered in the Note Register, and shall be deemed to include each Purchaser and each related CP Purchaser.

“Series 2013-1 Related Documents” means any and all of the Indenture, this Supplement, the Series 2013-1 Notes, the Management Agreement, the Contribution and Sale

Agreement, each Container Transfer Agreement, the Series 2013-1 Note Purchase Agreement, the Administration Agreement, the Manager Transfer Facilitator Agreement, each Interest Rate Hedge Agreement (upon execution thereof), each Fee Letter and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of the Issuer with respect to the issuance, sale and/or syndication of the Series 2013-1 Notes, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

“Series 2013-1 Required Overcollateralization Percentage” means a percentage equal to (a) one hundred percent (100%), minus (b) the Series 2013-1 Advance Rate, plus (c) the Series 2013-1 Excess Concentration Percentage.

“Series 2013-1 Required Payments” means the following: (A) if neither a Series 2013-1 Early Amortization Event nor a Series 2013-1 Event of Default is then continuing, the payments specified in Section 303(b)(i) through (xiii), (B) if a Series 2013-1 Early Amortization Event shall then be continuing but no Series 2013-1 Event of Default shall then be continuing (or a Series 2013-1 Event of Default is continuing but the Series 2013-1 Notes have not been accelerated in accordance with the Indenture), the payments set forth in Section 303(c)(i) through (xiii), or (C) if a Series 2013-1 Event of Default shall then be continuing and the Series 2013-1 Notes have been accelerated in accordance with the Indenture and such consequence shall not have been rescinded or annulled, the payments set forth in Section 303(d)(i) through (xvi). All such Series 2013-1 Required Payments shall be paid in ascending numerical order, with no payment being made to in respect of any item set forth in a clause having a higher numeric value until all payments outlined in any clause having a lower numeric value have been paid in full.

“Series 2013-1 Restricted Cash Account” shall have the meaning set forth in Section 302(a).

“Series 2013-1 Restricted Cash Amount” means, as of any date of determination, an amount equal to the sum of the following:

(1) On each Payment Date (including without limitation each of the initial two (2) Payment Dates following a Transfer Date), the product of (a) five (5), (b) one-twelfth, (c) the rate applicable pursuant to clause (i)(B) or (ii)(B) (as applicable) of the definition of “Series 2013-1 Note Interest Payment”, and (d) the Unpaid Principal Balance for Series 2013-1 as of such Payment Date, which Unpaid Principal Balance shall be calculated after giving effect to all advances of principal and principal payments made on such Payment Date; and

(2) On each Transfer Date and each of the initial two (2) Payment Dates following such Transfer Date, an amount equal to the product of (i) sixty (60) and (ii) the then average daily gross billed (per diem) rate on all Leases in effect on such Transfer Date with respect to all Eligible Containers transferred on such Transfer Date; provided that this amount shall be reduced by any Permitted Expenses Withdrawal made on either of such initial two (2) Payment Dates.

“Series 2013-1 Series Account” means the account of that name established in accordance with Section 301.

“Series 2013-1 Series-Specific Collateral” shall have the meaning set forth in Section 213(a).

“Series 2013-1 Shared Available Funds” means, for the Series 2013-1 Notes on any Payment Date, the portion of the Series 2013-1 Available Funds remaining after giving effect to all distributions required to be made on such Payment Date pursuant to Sections 303(b)(i) through (xii), (c)(i) through (xiii), or (d)(i) through (xvi).

“Step Up Warehouse Fee” means, for the Series 2013-1 Notes, for each Payment Date occurring on or following the Conversion Date, an amount equal to the sum, for each Series 2013-1 Advance outstanding for each day during the related Interest Accrual Period, of the product of (i) if the Alternative Rate shall then be in effect, (A) the principal amount of such Series 2013-1 Advance, (B) an interest rate equal to the sum of (x) the Base Rate in effect and (y) the Step Up Warehouse Fee Percentage, and (C) 1/365 or 1/366, as applicable, or (ii) if clause (i) above shall not apply, (A) the principal amount of such Series 2013-1 Advance, (B) an interest rate equal to the sum of (x) the LIBOR Rate for such Interest Accrual Period and (y) the Step Up Warehouse Fee Percentage, and (C) 1/360. For the avoidance of doubt, any Step Up Warehouse Fee that shall be due and payable on any Payment Date shall be considered a portion of, and not a separate fee from, the then applicable Series 2013-1 Note Interest Payment for such Payment Date.

“Step Up Warehouse Fee Percentage” means a percentage equal to the difference between (x) the Applicable Margin set forth in clause (B) in the definition thereof, minus (y) the Applicable Margin set forth in clause (A) in the definition thereof.

“Supplemental Principal Payment Amount” shall have the meaning set forth in Section 205(b).

“Taxes” shall have the meaning set forth in Section 208(a).

“TL” means Textainer Limited, an exempted company incorporated and existing under the laws of Bermuda.

“Unused Commitment” means, with respect to each Series 2013-1 Noteholder as of any date of determination, the excess of (i) the Series 2013-1 Note Commitment then in effect for such Series 2013-1 Noteholder, over (ii) the Series 2013-1 Note Principal Balance of the Series 2013-1 Note owned by such Series 2013-1 Noteholder as of such date of determination, measured after giving effect to all Series 2013-1 Advances made and all principal payments to be received by such Series 2013-1 Noteholder on such date of determination.

“Unused Fee” shall have the meaning set forth in Section 207(c).

“Unused Fee Percentage” means as of any date of determination, one of the following:

(x) Seven-tenths of one percent (0.70%) per annum, if (A) the quotient (expressed as a percentage) obtained by dividing (y) the Unpaid Principal Balance for Series 2013-1 by (y) the Aggregate Series 2013-1 Note Commitments shall be less than fifty percent

(50%) as of such date of determination, and (B) the Series 2013-1 Note Commitment of Royal Bank of Canada (or any of its affiliates or commercial paper programs administered by Royal Bank of Canada) as a Purchaser is greater than $150,000,000; or

(y) If the circumstances in the foregoing clause (x) are not applicable as of such date of determination, one-half of one percent (0.50%) per annum.

(b) Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture or, if not defined therein, as defined in the Series 2013-1 Note Purchase Agreement.

(c) References in this Supplement and any other Series 2013-1 Related Document to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the applicable jurisdiction, such revised or successor section thereto.

ARTICLE II

Creation of the Series 2013-1 Notes

Section 201. Designation.

(a) There is hereby created a Series of Notes to be issued in one Class pursuant to the Indenture and this Supplement to be known respectively as “Textainer Marine Containers IV Limited Asset-Backed Notes, Series 2013-1”. The Series 2013-1 Notes will be issued in the initial maximum principal balance of Three Hundred Million Dollars ($300,000,000) and will not have priority over any other Series, except to the extent set forth in the Supplement for such other Series.

(b) Payments of principal on the Series 2013-1 Notes shall be payable from funds on deposit in the Series 2013-1 Series Account at the times and in the amounts set forth in Article III of the Indenture and Article III.

(c) Each Series 2013-1 Note is classified as a “Warehouse Note”, as such term is used in the Indenture.

(d) The Series 2013-1 Notes will not be rated on the Closing Date by any Rating Agency.

(e) Each of the following terms defined in the Indenture shall have the following meanings with respect to the Series 2013-1 Notes:

(i) The “Advance Rate” (as defined in the Indenture) for Series 2013-1 shall be the “Series 2013-1 Advance Rate” (as defined in Section 101(a)).

(ii) The “Asset Base” (as defined in the Indenture) for Series 2013-1 shall be the “Series 2013-1 Asset Base” (as defined in Section 101(a)).

(iii) The “Excess Concentration Percentage” (as defined in the Indenture) for Series 2013-1 shall be the “Series 2013-1 Excess Concentration Percentage” (as defined in Section 101(a)).

(iv) The “Expected Final Payment Date” (as defined in the Indenture) for Series 2013-1 shall be the “Series 2013-1 Expected Final Payment Date” (as defined in Section 101(a)).

(v) The “Interest Payment” (as defined in the Indenture) for Series 2013-1 shall be the “Series 2013-1 Note Interest Payment” (as defined in Section 101(a)).

(vi) The “Legal Final Payment Date” (as defined in the Indenture) for Series 2013-1 shall be the “Series 2013-1 Legal Final Payment Date” (as defined in Section 101(a)).

(vii) The initial “Record Date” (as defined in the Indenture) for Series 2013-1 shall be the Closing Date.

(viii) The “Related Documents” for Series 2013-1, as such term is used in the Indenture, shall be the Series 2013-1 Related Documents (as defined in Section 101(a)).

(ix) The “Required Overcollateralization Percentage” (as defined in the Indenture) for Series 2013-1 shall be the “Series 2013-1 Required Overcollateralization Percentage” (as defined in Section 101(a)).

(x) The “Required Payments” for the Series 2013-1 Notes shall be the “Series 2013-1 Required Payments” (as defined in Section 101(a))

(xi) The “Restricted Cash Account” (as defined in the Indenture) for Series 2013-1 shall be the “Series 2013-1 Restricted Cash Account” (as defined in Section 101(a)).

(xii) The “Restricted Cash Amount” (as defined in the Indenture) for Series 2013-1 shall be the “Series 2013-1 Restricted Cash Amount” (as defined in Section 101(a)).

(xiii) The “Series Account” (as defined in the Indenture) for Series 2013-1 shall be the “Series 2013-1 Series Account” (as defined in Section 101(a)).

(xiv) The “Series-Specific Collateral” (as defined in the Indenture) for Series 2013-1 shall be the “Series 2013-1 Series-Specific Collateral” (as defined in Section 101(a)).

(xv) The “Shared Available Funds” (as defined in the Indenture) for Series 2013-1 shall be the “Series 2013-1 Shared Available Funds” (as defined in Section 101(a)).

(xvi) “Rating Agency Condition” (as defined in the Indenture) for Series 2013-1 means, in addition to the meaning set forth in the Indenture, the following: So long as the Series 2013-1 Notes shall remain unrated, the Rating Agency Condition shall mean that the Control Party for the Series 2013-1 Notes shall also have consented to the applicable action or decision.

(f) The form of Asset Base Report attached as Exhibit D hereto shall be an additional form of Asset Base Report (as defined in the Indenture).

(g) The form of Manager Report attached as Exhibit E hereto shall be an additional form of Manager Report (as defined in the Management Agreement).

(h) The initial Payment Date with respect to the Series 2013-1 Notes shall occur on September 20, 2013.

(i) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

Section 202. Authentication and Delivery.

(a) On the Closing Date, the Issuer shall sign, and shall direct the Indenture Trustee in writing pursuant to Section 204 of the Indenture to duly authenticate, and the Indenture Trustee, upon receiving such direction, shall (i) authenticate (by manual, electronic (PDF) or facsimile signature, including by separate counterparts) the Series 2013-1 Notes, subject to compliance with the conditions precedent set forth in Section 501 and the Series 2013-1 Note Purchase Agreement, in accordance with such written directions and (ii) subject to compliance with the conditions precedent set forth in Section 501 and the Series 2013-1 Note Purchase Agreement, deliver such Series 2013-1 Notes to the Series 2013-1 Noteholders in accordance with such written directions.

(b) In accordance with Section 202 of the Indenture, the Series 2013-1 Notes shall be represented by one or more Definitive Notes.

(c) The Series 2013-1 Notes shall be executed by manual, electronic (PDF) or facsimile signature on behalf of the Issuer by any officer of the Issuer and shall be substantially in the form of Exhibit A.

(d) The Series 2013-1 Notes shall be issued in minimum denominations of $250,000 and in integral multiples of $100,000 in excess thereof.

Section 203. Interest Payments on the Series 2013-1 Notes.

(a) Interest on Series 2013-1 Notes. Interest will be payable on the Series 2013-1 Notes on each Payment Date in an amount equal to the Series 2013-1 Note Interest Payment. Such interest shall be payable on each Payment Date from amounts on deposit in the Series 2013-1 Series Account in accordance with Section 302 of the Indenture and Section 303.

(b) Interest on Overdue Amounts. If the Issuer shall default in the payment of (i) the Series 2013-1 Note Principal Balance of any Series 2013-1 Note on the Series 2013-1 Legal Final Payment Date, or (ii) the Series 2013-1 Note Interest Payment on any Series 2013-1 Note on any Payment Date, or (iii) any other amount becoming due under this Supplement, the Issuer shall, from time to time, pay interest on such unpaid amounts, to the extent permitted by Applicable Law, at a rate per annum equal to the sum of (x) the interest rate otherwise in effect hereunder and (y) two percent (2.0%), for the period during which such principal, interest or other amount shall be unpaid from the due date of such payment to the date of actual payment thereof (after as well as before judgment). Default Interest shall be payable at the times and subject to the priorities set forth in Section 303.

(c) Maximum Interest Rate. In no event shall the interest charged with respect to a Series 2013-1 Note exceed the maximum amount permitted by Applicable Law. If at any time the interest rate charged with respect to the Series 2013-1 Notes exceeds the maximum rate permitted by Applicable Law, the rate of interest to accrue pursuant to this Supplement and such Series 2013-1 Note shall be limited to the maximum rate permitted by Applicable Law, but any subsequent reductions in the LIBOR Rate or Alternative Rate, as the case may be, shall not reduce the interest to accrue on such Series 2013-1 Note below the maximum amount permitted by Applicable Law until the total amount of interest accrued on such Series 2013-1 Note equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate had at all times been in effect. If the total amount of interest paid or accrued on the Series 2013-1 Note under the foregoing provisions is less than the total amount of interest that would have accrued if the interest rate had at all times been in effect, the Issuer agrees to pay to the Series 2013-1 Noteholders an amount equal to the difference between (a) the lesser of (i) the amount of interest that would have accrued if the maximum rate permitted by Applicable Law had at all times been in effect, or (ii) the amount of interest that would have accrued if the interest rate had at all times been in effect, and (b) the amount of interest actually paid in accordance with the other provisions hereof.

Section 204. Principal Payments on the Series 2013-1 Notes.

(a) The principal balance of the Series 2013-1 Notes shall be payable on each Payment Date from amounts on deposit in the Series 2013-1 Series Account in an amount equal to (i) so long as no Series 2013-1 Early Amortization Event or Series 2013-1 Event of Default is continuing, the Supplemental Principal Payment Amount for such Payment Date, to the extent that funds are available for such purpose in accordance with the provisions of Section 303(b), or (ii) if a Series 2013-1 Early Amortization Event is then continuing but no Series 2013-1 Event of Default is continuing (or a Series 2013-1 Event of Default is continuing but the Series 2013-1 Notes have not been accelerated in accordance with the provisions of Section 802 of the Indenture or Section 403(b)), the then Unpaid Principal Balance for Series 2013-1 shall be payable in full to the extent that funds are available for such purposes in accordance with the provisions of Section 303(c).

(b) The unpaid principal amount of each Series 2013-1 Note, together with all unpaid interest (including all Default Interest), fees, expenses, costs and other amounts payable by the Issuer to the Series 2013-1 Noteholders, the Indenture Trustee and any Interest Rate Hedge Provider pursuant to the terms of the Indenture and this Supplement, shall be due and payable in full on the earlier to occur of (x) the date on which a Series 2013-1 Event of Default shall occur and the Series 2013-1 Notes have been accelerated in accordance with the provisions of Section 802 of the Indenture, and (y) the Series 2013-1 Legal Final Payment Date.

Section 205. Prepayment of Principal on the Series 2013-1 Notes.

(a) Mandatory - Series 2013-1 Commitment Deficiency. The Issuer shall be required to prepay the Unpaid Principal Balance for Series 2013-1 on each Payment Date in an amount equal to the excess (the amount of such excess, the “Commitment Deficiency Amount”) of (x) the then Unpaid Principal Balance of all Series 2013-1 Notes over (y) the Aggregate Series 2013-1 Commitment Amount (calculated after giving effect to all increases and decreases in such amount taking effect since the immediately preceding Payment Date and including those that take effect on such Payment Date).

(b) Mandatory - Asset Base Deficiency. The Issuer shall be required to prepay the Unpaid Principal Balance for Series 2013-1 on any Payment Date in the amount of, and to the extent that, on such Payment Date the Unpaid Principal Balance for Series 2013-1 exceeds an amount equal to the Series 2013-1 Asset Base, determined as of the last day of the month immediately preceding such Payment Date (the “Supplemental Principal Payment Amount”). The Supplemental Principal Payment Amount shall be paid to each Series 2013-1 Noteholder in accordance with its respective Pro Rata Share in accordance with the priority of payments set forth in Section 303. The provisions of this Section 205(b) shall be applied before any payments are made pursuant to Section 205(c). The calculation of such Supplemental Principal Payment Amount shall be evidenced by the Asset Base Certificate received by the Indenture Trustee on or before the applicable Determination Date.

(c) Optional. The Issuer will have the option to prepay, without premium, all, or a portion of, the Unpaid Principal Balance for Series 2013-1, in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000). Any such Prepayment with respect to Series 2013-1 shall also include accrued interest to the date of Prepayment on the principal balance being prepaid, and, if such prepayment is made on a Business Day other than a Payment Date, any Breakage Costs attributable to such Prepayment. The Issuer may not make such Prepayment from funds in the Trust Account, the Excess Funding Account, the Series 2013-1 Series Account or the Series 2013-1 Restricted Cash Account, except to the extent that funds in any such account would otherwise be payable to the Issuer in accordance with the terms hereof and of the Indenture. In the event of any Prepayment of the Series 2013-1 Notes in accordance with this Section 205(b) or any other provision of the Indenture, the Issuer shall pay any termination, notional reduction, breakage or other fees or costs assessed by any Interest Rate Hedge Provider. The Issuer must provide advance notice of at least two Business Days to the Indenture Trustee of any such optional Prepayment, which notice shall be irrevocable when delivered.

Section 206. Payments of Principal and Interest.

All payments of principal and interest on the Series 2013-1 Notes shall be paid to the Series 2013-1 Noteholders reflected in the Note Register as of the related Record Date by wire transfer of immediately available funds for receipt prior to 11:00 a.m. (New York City time) on the related Payment Date. Any payments received by the Series 2013-1 Noteholders after 11:00 a.m. (New York City time) on any day shall be considered to have been received on the next succeeding Business Day.

Section 207. Amounts and Terms of Series 2013-1 Noteholder Commitments; Payments.

(a) Subject to the terms and conditions hereof and the Series 2013-1 Note Purchase Agreement, each Series 2013-1 Noteholder agrees to make its Series 2013-1 Note Commitment available to the Issuer on the Closing Date.

(b) (i) Prior to the Conversion Date, each Series 2013-1 Note shall be a revolving note with a maximum principal amount equal to the then Series 2013-1 Note Commitment of such Series 2013-1 Noteholder. Each Deal Agent shall maintain records of all Series 2013-1 Advances and repayments made on each Series 2013-1 Note, which records shall, absent manifest error, be conclusive. On any Business Day requested by the Issuer in an irrevocable writing in the form of Exhibit B (a “Funding Notice”), delivered by not later than 5:00 p.m. (New York City time) on the third (3rd) preceding Business Day, subject to satisfaction of all applicable conditions precedent set forth in the Series 2013-1 Note Purchase Agreement and in Section 502 (and, in the case of the initial Series 2013-1 Advance, Section 501), each Series 2013-1 Noteholder shall deposit in the account designated by the Issuer by wire transfer of same day funds an amount equal to its Pro Rata Share of the requested Series 2013-1 Advance on the date for such Series 2013-1 Advance set forth in a properly completed Funding Notice (the “Funding Date” for such Series 2013-1 Advance); provided, however, that if any Purchaser intends that all or any portion of its Pro Rata Share of a requested Series 2013-1 Advance be funded by an Affected Purchaser in its Related Group, and such Purchaser shall have provided the Indenture Trustee and the Issuer with a written notice (such notice as described in this proviso, an “Affected Purchase Notice”), not later than the second Business Day after delivery by the Issuer of any Funding Notice, stating (i) that such Purchaser intends for a CP Purchaser in its Related Group to fund all or a portion of such Purchaser’s Pro Rata Share of the requested Series 2013-1 Advance, (ii) the name of such Affected Purchaser and certifying that such CP Purchaser is an Affected Purchaser, (ii) the amount of such Purchaser’s Pro Rata Share of the requested Series 2013-1 Advance to be funded by such Affected Purchaser (the “Affected Portion”), then such three Business Day time period shall apply only to such Purchaser’s Pro Rata Share of the requested Series 2013-1 Advance that is not funded by an Affected Purchaser (the “Ordinary Portion”), and such Purchaser may fulfill its funding obligations in respect of the Affected Portion by the funding, by such Affected Purchaser, not later than the thirty-fifth (35th) day following Issuer’s delivery of such Funding Notice (the “Affected Funding Date”), of such Affected CP Portion. Delivery of an Affected Purchase Notice shall not alter the obligation of any Purchaser to fund its Ordinary Portion on the applicable Funding Date.

(ii) Each Series 2013-1 Advance by a Series 2013-1 Noteholder shall be in an amount (A) not less than the least of $100,000 and the lesser of the amounts described in the following clauses (B)(x) and (y), (B) not greater than the lesser of (x) the then Unused Commitment of such Series 2013-1 Noteholder and (y) such Series 2013-1 Noteholder’s ratable share (determined based on the then aggregate unused Series 2013-1 Note Commitments of all Series 2013-1 Noteholders) of the Availability on such Business Day, and in the event that any Series 2013-1 Noteholder fails to make a Series 2013-1 Advance in accordance with its Series 2013-1 Note Commitment, then the other Series 2013-1 Noteholder(s) shall not be obligated to fund the Pro Rata Share of the Series 2013-1 Advance of the defaulted Series 2013-1 Noteholder(s).

(iii) Each Funding Notice shall constitute an affirmation by Issuer that all of the conditions precedent set forth in Section 502 and Section 3.2 of the Series 2013-1 Note Purchase Agreement are true, correct and complete in all material respects to the same extent as though made on and as of the date of the request, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date.

(iv) If a Series 2013-1 Noteholder fails to fund a requested Series 2013-1 Advance pursuant to a valid Funding Notice made in accordance with Section 207(b)(i), the Issuer shall promptly notify the Indenture Trustee that such Person should be classified as a

Defaulting Noteholder. Thereafter, the Issuer may notify the Indenture Trustee of any subsequent change in such classification. Notwithstanding the foregoing, between the Funding Date and the Affected Funding Date for any Series 2013-1 Advance (the “Affected Funding Period”), no Series 2013-1 Noteholder that has delivered an Affected Purchase Notice shall constitute a Defaulting Noteholder solely by virtue of not yet having funded its Affected Portion.

(c) Subject to Section 212(a)(iii), on each Payment Date, the Issuer shall pay an unused fee (the “Unused Fee”) to each Series 2013-1 Noteholder in an amount equal to the sum for each day during the immediately preceding Interest Accrual Period of the product of (x) the applicable Unused Fee Percentage on such date, (y)1/360 and (z)the Unused Commitment of such Series 2013-1 Noteholder on such date. Such Unused Fee shall be payable from amounts then on deposit in the Series 2013-1 Series Account in accordance with Section 303.

Section 208. Taxes.

(a) In addition to payments of principal and interest on the Series 2013-1 Notes when due, the Issuer shall pay, but only in accordance with the priorities for distributions set forth in Section 303, to each affected Series 2013-1 Noteholder and any member of its Related Group that has advanced funds to, sold, committed to advance funds to, or committed to purchase from a Series 2013-1 Noteholder, an interest in the Series 2013-1 Note owned by such Series 2013-1 Noteholder (such Series 2013-1 Noteholder or any such member of its Related Group being an “Indemnified Party”), any and all present or future taxes, fees, duties, levies, imposts, or charges, or any other similar deduction or withholding, imposed by any Governmental Authority on payments owing by the Issuer to such Indemnified Party, and all liabilities with respect thereto, excluding (i) taxes imposed by the jurisdiction in which that Indemnified Party’s principal office is located (and/or the office where such Indemnified Party books its investment in its Series 2013-1 Note) on all or part of the net income, profits or gains of such Indemnified Party and (ii) interest, penalties, and additions thereto arising out of such Indemnified Party’s action or inaction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).

(b) In addition, the Issuer shall pay, subject to the priorities set forth in Section 303, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Supplement or any other documents related to the issuance of the Series 2013-1 Notes (hereinafter referred to as “Other Taxes”).

(c) If any Taxes or Other Taxes are directly asserted or imposed against any Indemnified Party, the Issuer shall indemnify and hold harmless such Indemnified Party, subject to the priorities for distribution set forth in Section 303, for the full amount of the Taxes or Other Taxes (including any Taxes or Other Taxes asserted or imposed by any jurisdiction on amounts payable under this Section 208) paid by the Indemnified Party and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted or imposed. If the Issuer fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Indemnified Party the required receipts or other required documentary evidence, the Issuer shall indemnify the Indemnified Party for any incremental Taxes or Other Taxes, interest or penalties that may become payable by the Indemnified Party as a result of any such failure. Payment under this indemnification shall be made in accordance with the priorities for distributions set forth in Section 303 after the Indemnified Party makes written demand therefor. The Indemnified Party shall give prompt notice to Issuer of any assertion of Taxes or Other Taxes so that Issuer may, at its option, contest such assertion.

(d) Within thirty (30) days after the date of any payment by the Issuer of Taxes or Other Taxes, the Issuer shall furnish to each Series 2013-1 Noteholder the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to such Series 2013-1 Noteholder.

(e) Taxes and Other Taxes shall not constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer or the Collateral in the event there are insufficient funds to make such payments in accordance with the payment priorities set forth in Section 303.

(f) On or before the date it acquires a Series 2013-1 Note (and, so long as it may properly do so, periodically thereafter, as requested by Issuer, to keep forms up to date), each Indemnified Party that is organized under the laws of a jurisdiction outside the United States of America shall deliver to the Indenture Trustee any certificates, documents or other evidence that shall be required by the Code (or any regulations issued pursuant thereto) to establish that, assuming the Series 2013-1 Notes are properly characterized as indebtedness, it is exempt from existing United States Federal withholding requirements, including (i) two original copies of Internal Revenue Service Form 1001 or Form 4224 or successor applicable form, properly completed and duly executed by the Series 2013-1 Noteholder certifying that it is entitled to receive payments under this Supplement without deduction or withholding of any United States Federal income taxes, and (ii) an original copy of Internal Revenue Service Form W-8 or W-9 or applicable successor form, properly completed and duly executed; provided, that if any Series 2013-1 Noteholder does not comply with this Section 208(f), amounts payable to such Series 2013-1 Noteholder under this Section 208 shall be limited to amounts that would have been payable under this Section 208 if such Series 2013-1 Noteholder had so complied.

Section 209. Increased Costs.

If any Indemnified Party shall determine that, due to (a) the adoption of, or of any change in, any applicable law, rule or regulation after the Closing Date (“Applicable Law”) (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR Rate), (b) any change after the Closing Date in the interpretation or administration by any Governmental Authority of any Applicable Law or compliance with any guideline or request issued after the Closing Date from any central bank or other Governmental Authority (whether or not having the force of law) and (c) the necessary and proper compliance, application or implementation by any Indemnified Party with the foregoing clause (a) or (b) or any Applicable Law, there shall be any increase in the cost to such Indemnified Party of agreeing to maintain its investment in any Note, then the Issuer shall be liable for, and shall from time to time, pay to such Indemnified Party upon written request such additional amounts as are sufficient to compensate such Indemnified Party for such Increased Costs; provided, however, that such Indemnified Party shall (i) use reasonable efforts in good faith to mitigate any such Increased Costs and (ii) provide to Issuer in writing the basis for such Increased Costs. Payment under this indemnification shall be made in accordance with the priorities for distributions set forth in Section 303 after the Indemnified Party makes written demand therefor. Amounts payable pursuant to this Section 209 shall not constitute a claim against the Issuer or the Collateral in the event that such amounts are not paid in accordance with Section 303.

Section 210. Capital Requirements.

If any Indemnified Party shall determine that (i) the adoption of, or change in, after the Closing Date, any law, rule, regulation or guideline adopted by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or any foreign regulatory authorities, in each case pursuant to or arising out of Basel II or Basel III, (i) the adoption after the Closing Date of any law, governmental rule, regulation, guideline or directive regarding capital adequacy (whether or not having the force of law), (i) any change after the Closing Date in the enforcement or interpretation or administration of any of the foregoing by any Governmental Authority charged with the enforcement or interpretation or administration thereof, including any guidance or request made a Governmental Authority (whether or not having the force of law), or (d) the compliance, application or implementation by any Indemnified Party (or any business office of the Indemnified Party) or the Indemnified Party’s holding company with any of the foregoing clauses (i), (ii) or (iii) or any Existing Law has or would have the effect of reducing the rate of return on the Indemnified Party’s capital or on the capital of the Indemnified Party’s holding company, if any, as a consequence of maintaining its commitment to purchase Notes or maintain its investment in a Note to a level below that which the Indemnified Party or the Indemnified Party’s holding company could have achieved but for the occurrences set out in the foregoing clauses (i), (ii), (iii) or (iv) (taking into consideration the Indemnified Party’s policies and the policies of the Indemnified Party’s holding company with respect to capital adequacy) by an amount reasonably deemed by the Indemnified Party to be material, then upon written demand by the Indemnified Party, the Issuer shall be liable for such additional amount or amounts as will compensate the Indemnified Party or the Indemnified Party’s holding company for any such reduction suffered. Payment of this indemnification shall be made in accordance with the priorities for distributions set forth in Section 303 after the Indemnified Party makes written demand therefor. Indemnification amounts shall not constitute a claim against the Issuer or the Collateral in the event such amounts are not paid in accordance with Section 303. Without affecting its rights under this Section 210 or any other provision hereof or the Indenture, the Indemnified Party agrees that if there is an increase in any cost to or reduction in any amount receivable by the Indemnified Party with respect to which the Issuer would be obligated to compensate the Indemnified Party pursuant to this Section 210, the Indemnified Party shall use reasonable efforts to select an alternative business office which would not result in any such increase in any cost to or reduction in any amount receivable by the Indemnified Party; provided, however, that the Indemnified Party shall not be obligated to select an alternative business office if the Indemnified Party determines that (i) as a result of such selection the Indemnified Party would be in violation of any applicable law, governmental rule or regulation or would incur material, additional costs or expenses, or (ii) such selection would be unavailable for regulatory reasons.

Section 211. Affected Parties.

(a) A certificate of an Indemnified Party setting forth the amount or amounts necessary to compensate such an Indemnified Party as specified in Section 209 or 210 and delivered to the Issuer shall be conclusive absent manifest error; provided that such certificate (i) sets forth in reasonable detail the amount or amounts payable to such Indemnified Party pursuant to such Section 209 or 210, (ii) explains the methodology used to determine such amount, (iii) states that the applicable increased costs or reductions were suffered no more than ninety (90) days (or, if the circumstances giving rise to such increased costs or reductions were retroactive, such period in excess of ninety (90) days as includes the period of retroactive effect) prior to the date of such certificate, and (iv) states that such amount is consistent with amounts that such Indemnified Party has required other similarly situated borrowers or obligors to pay with respect to such increased costs or reductions.

(b) Failure or delay on the part of any Indemnified Party to demand compensation pursuant to Section 209 or 210 shall not constitute a waiver of such Indemnified Party’s right to demand such compensation, provided that, notwithstanding the foregoing, the Issuer shall not be required to compensate an Indemnified Party pursuant to such Sections (i) to the extent that such increased costs or reductions were suffered more than ninety (90) days prior to the date on which such Indemnified Party notifies the Issuer of the circumstances giving rise to such increased costs or reductions and of such Indemnified Party’s intention to claim compensation therefor (except that, if the circumstances giving rise to such increased costs or reductions is retroactive, then the ninety (90) day period referred to above shall be extended to include the period of retroactive effect thereof) or (ii) if such Indemnified Party has not required other similarly situated borrowers or obligors to pay comparable amounts with respect to such increased costs or reductions.

(c) The Issuer may, at its sole expense and effort, upon not less than three Business Days prior written notice to any Indemnified Party that makes a demand pursuant to Section 209 or 210 (each an “Affected Party”), require such Affected Party to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in the Indenture), all of its interests, rights and obligations under its Series 2013-1 Note to an assignee that shall assume such assigned obligations (which assignee may or may not be another Series 2013-1 Noteholder, if a Series 2013-1 Noteholder accepts such assignment, but is not required to be another Series 2013-1 Noteholder); provided that (A) such Affected Party shall have received payment of an amount equal to the outstanding principal of its Series 2013-1 Note, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts that have been accrued pursuant to Section 209 or 210, as applicable) and under the other Series 2013-1 Related Documents from the Issuer or the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Issuer (in the case of all other amounts); and (B) such assignment does not conflict with Applicable Law.

Section 212. Defaulting Noteholders.

(a) Adjustments. Notwithstanding anything to the contrary contained in any Series 2013-1 Related Document, if any Series 2013-1 Noteholder becomes a Defaulting Noteholder, then, until such time as that Series 2013-1 Noteholder is no longer a Defaulting Noteholder, to the extent permitted by applicable law:

(i) Waivers and Amendments. Notwithstanding anything to the contrary in any Series 2013-1 Related Document, a Series 2013-1 Noteholder that is then classified as Defaulting Noteholder shall not have any right to approve or disapprove any amendment, waiver or consent under any Series 2013-1 Related Document (and any amendment, waiver or consent which by its terms requires the consent of all Series 2013-1 Noteholders or each affected Series 2013-1 Noteholder may be effected with the consent of the applicable Series 2013-1 Noteholders other than Defaulting Noteholders), except that (A) the Series 2013-1 Note Commitment of any Defaulting Noteholder may not be increased or extended without the consent of such Series 2013-1 Noteholder and (B) any waiver, amendment or modification requiring the consent of all Series 2013-1 Noteholders or each affected Series 2013-1 Noteholder that by its terms affects any Defaulting Noteholder more adversely than other affected Series 2013-1 Noteholders shall require the consent of such Defaulting Noteholder.

(ii) Limited Right of Set-off. During the period from the Closing Date to the Conversion Date, any amounts on deposit in the Series 2013-1 Series Account which would otherwise be payable as principal, interest, fees or other amounts (whether payable pursuant to Section 303 or otherwise) to a Series 2013-1 Noteholder that is then classified as a Defaulting Noteholder, shall, in accordance with the written direction of the Issuer, be applied to fund to the Issuer any previously requested Series 2013-1 Advance in respect of which such Defaulting Noteholder has failed to fund its portion thereof as required by the terms of the Series 2013-1 Related Documents. Any payments, prepayments or other amounts paid or payable to a Defaulting Noteholder that are so applied shall be deemed paid to and redirected by such Defaulting Noteholder, and each Series 2013-1 Noteholder is hereby deemed to have irrevocably consented to this treatment.

(iii) Unused Fees. A Defaulting Noteholder shall not be entitled to receive any Unused Fee accrued during any period in which such Series 2013-1 Noteholder is a Defaulting Noteholder (and the Issuer shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Noteholder).

(b) Replacement of Defaulting Noteholder. The Issuer may, at its sole expense and effort, upon not less than three Business Days prior written notice to a Defaulting Noteholder, require such Defaulting Noteholder to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in the Indenture), all of its interests, rights and obligations under its Series 2013-1 Note to an assignee that shall assume such assigned obligations (which assignee may or may not be another Series 2013-1 Noteholder, if a Series 2013-1 Noteholder accepts such assignment, but is not required to be another Series 2013-1 Noteholder); provided that (A) such Defaulting Noteholder shall have received payment of an amount equal to the outstanding principal of its Series 2013-1 Note, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Series 2013-1 Related Documents, excluding Breakage Costs, from the Issuer or the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Issuer (in the case of all other amounts), except to the extent that any Unused Fees are not due and payable to such Defaulting Noteholder pursuant to Section 212(a)(iii); and (B) such assignment does not conflict with Applicable Law.

(c) Defaulting Noteholder Cure. If through the application of the provisions of Section 212(a)(ii) or otherwise by the Defaulting Noteholder, a Defaulting Noteholder shall have fully funded all Series 2013-1 Advances that it has previously failed to fund, such Person shall cease to be classified as a Defaulting Noteholder.

Section 213. Grant of Security Interest.

(a) In order to secure and provide for the repayment and payment of the Series 2013-1 Notes, the Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Indenture Trustee, for the benefit of the Series 2013-1 Noteholders and each Interest Rate Hedge Provider with respect to Series 2013-1, all of the Issuer’s right, title and interest in and to the following (whether now or hereafter existing or accrued): (i) the Series 2013-1 Restricted Cash Account and the Series 2013-1 Series Account; (ii) all funds on deposit in the Series 2013-1 Restricted Cash Account and Series 2013-1 Series Account and all Security Entitlements credited thereto from time to time; (iii) all investments made at any time and from time to time with monies in the Series 2013-1 Restricted Cash Account and the Series 2013-1 Series Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, such Series 2013-1 Restricted Cash Account and the Series 2013-1 Series Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (items described in clauses (i) through (vi) collectively, the “Series 2013-1 Series-Specific Collateral”). The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Series 2013-1 Restricted Cash Account and the Series 2013-1 Series Account and in all proceeds thereof, and shall be the only person authorized to originate Entitlement Orders with respect thereto.

(b) The Issuer hereby irrevocably authorizes the Indenture Trustee at any time, and from time to time, to file in any filing office in any UCC jurisdiction any financing statements with respect to the foregoing, including financing statements claiming a security interest in the Series 2013-1 Series-Specific Collateral; provided, however, that the Indenture Trustee shall have no responsibility or liability for or with respect to the perfection of any security interest.

(c) In furtherance of the foregoing, the Issuer hereby grants, assigns, conveys, mortgages, pledges, charges, hypothecates and transfers to the Indenture Trustee, for the benefit of the Noteholders, a floating charge over all of the Series 2013-1 Series-Specific Collateral.

(d) Upon the occurrence of a Series-Specific Event of Default, the Control Party shall direct the exercise of remedies with respect to the Series 2013-1 Series-Specific Collateral.

(e) In the event that Series 2013-1 shall be a Liquidating Series, the Control Party may direct a partial sale of Terminated Managed Containers and Leases included in the Collateral in accordance with the provisions of Article VIII of the Indenture.

Section 214. Decrease and/or Increase in the Series 2013-1 Note Commitments.

(a) The Issuer may decrease and/or increase the Series 2013-1 Note Commitments from time to time upon the terms and conditions set forth in Section 2.3 of the Series 2013-1 Note Purchase Agreement.

(b) The Series 2013-1 Note Commitment of a Series 2013-1 Noteholder may decrease prior to the Conversion Date.

ARTICLE III

Series 2013-1 Series Account and

Allocation and Application of Amounts Therein

Section 301. Series 2013-1 Series Account. The Issuer shall establish on the Closing Date and maintain, so long as any Series 2013-1 Note is Outstanding, an Eligible Account in the name of the Issuer with the Indenture Trustee which shall be designated as the Series 2013-1 Series Account, which account shall be pledged to the Indenture Trustee for the benefit of the Series 2013-1 Noteholders pursuant to the Indenture and this Supplement. All deposits of funds by, or for the benefit of, the Series 2013-1 Noteholders from the Trust Account and the Excess Funding Account, shall be accumulated in, and withdrawn from, the Series 2013-1 Series Account in accordance with the provisions of the Indenture and this Supplement.

Section 302. Restricted Cash Account for Series 2013-1.

(a) The Issuer shall establish on or prior to the Closing Date, and shall thereafter maintain so long as any Series 2013-1 Note remains Outstanding, an Eligible Account in the name of the Issuer with the Indenture Trustee which shall be designated as the “Series 2013-1 Restricted Cash Account”, which account shall be held by the Indenture Trustee for the benefit of the Series 2013-1 Noteholders pursuant to the terms of this Supplement. On the Closing Date and on any date thereafter in the event that the Issuer receives a Capital Contribution for such purpose, the Issuer will deposit (or cause to be deposited) into the Series 2013-1 Restricted Cash Account an amount necessary to cause the amount therein to be equal to the Series 2013-1 Restricted Cash Amount as of such date. In addition, on each Payment Date amounts shall be deposited in the Series 2013-1 Restricted Cash Account in accordance with Section 303. The Series 2013-1 Restricted Cash Account shall not be relocated to another financial institution except in accordance with the express provisions of Section 303(d) of the Indenture. Any and all monies on deposit in such account shall be invested in Eligible Investments in accordance with Section 303 of the Indenture and shall be distributed in accordance with this Section 302.

(b) In the event that the Manager Report with respect to any Determination Date shall state that the funds on deposit in the Series 2013-1 Series Account will not be sufficient to make payment in full on the related Payment Date of the related Interest Payment then due for the Series 2013-1 Notes (the amount of such deficiency, the “Permitted Interest Withdrawal”), then the Indenture Trustee shall on such Determination Date draw on the Series 2013-1 Restricted Cash Account in an amount equal to the lesser of (x) the Permitted Interest Withdrawal, and (y) the amount then on deposit in the Series 2013-1 Restricted Cash Account.

(c) In the event that the Manager Report with respect to any Determination Date shall state that the funds on deposit in the Series 2013-1 Series Account will not be sufficient to make payment in full on the related Payment Date of the amounts set forth in clauses (i) through (xii) of Section 303(b) (the amount of such deficiency, without duplication of any Permitted Interest Withdrawal, as set forth in such Manager Report, the “Permitted Expenses Withdrawal”), then the Indenture Trustee shall on such Determination Date draw on the Series 2013-1 Restricted Cash Account in an amount equal to the least of (x) the Permitted Expenses Withdrawal, (y) the amount then on deposit in the Series 2013-1 Restricted Cash Account and (z) the product of fifty percent (50%) and the amount deposited into the Series 2013-1 Restricted Cash Account pursuant to paragraph (2)(A) of the definition of “Series 2013-1 Restricted Cash Amount” on the most recent Transfer Date (as set forth in such Manager Report); provided, however, that notwithstanding the foregoing, a Permitted Expenses Withdrawal shall only be permitted on each of the initial two (2) Payment Dates following a Transfer Date.

(d) In the event that the Manager Report delivered with respect to the Determination Date immediately preceding the Series 2013-1 Legal Final Payment Date shall state that the funds on deposit in the Series 2013-1 Series Account will not be sufficient to make payment in full on the Series 2013-1 Legal Final Payment Date of the then Unpaid Principal Balance for Series 2013-1 (the amount of such deficiency, the “Permitted Principal Withdrawal”), then the Indenture Trustee shall on such Determination Date draw on the Series 2013-1 Restricted Cash Account in an amount equal to the least of (w) the Unpaid Principal Balance for Series 2013-1, (x) the Permitted Principal Withdrawal and (y) the amount then on deposit in the Series 2013-1 Restricted Cash Account.

(e) Drawings will be made pursuant to Section 302(b) and Section 302(c) before any drawing is made on the applicable Determination Date pursuant to Section 302(d), and notice of each such drawing will be delivered to the Manager, by hand delivery or facsimile transmission. Any such funds actually received by the Indenture Trustee pursuant to Section 302(b), (c) or (d) shall be used solely to make payments of the Series 2013-1 Note Interest Payment, payment of the amounts set forth in clauses (i) through (xii) of Section 303(b) or payment of the Unpaid Principal Balance for Series 2013-1, as the case may be.

(f) On each Payment Date, the Indenture Trustee shall, in accordance with the Manager Report (or in the absence of any Manager Report, in accordance with written instructions from the Requisite Global Majority), deposit in the Series 2013-1 Series Account for distribution in accordance with the terms of this Supplement the positive difference, if any, of (i) the amounts then on deposit in the Series 2013-1 Restricted Cash Account (after giving effect to any withdrawals therefrom on such Payment Date), minus (ii) an amount equal to the Series

2013-1 Restricted Cash Amount for such Payment Date. On the Series 2013-1 Legal Final Payment Date or, at the direction of the Control Party upon the occurrence of a Series 2013-1 Event of Default, any remaining funds in the Series 2013-1 Restricted Cash Account will be deposited in the Series 2013-1 Series Account and be distributed in accordance with Section 303.

Section 303. Distributions from Series 2013-1 Series Account; Series-Specific Management Fees.

(a) On each Payment Date and on each other date on which any payment is to be made in accordance with Section 203, 204 or 205, based on the Manager Report (or in the absence of any Manager Report, in accordance with written instructions from the Requisite Global Majority), upon which the Indenture Trustee may conclusively rely, the Indenture Trustee shall distribute the Series 2013-1 Available Funds then on deposit in the Series 2013-1 Series Account in accordance with the provisions of Section 303(b), (c) and (d).

(b) If neither a Series 2013-1 Early Amortization Event nor a Series 2013-1 Event of Default shall have occurred and shall then be continuing:

(i) To each of the following on a pro rata basis: (x) To the Indenture Trustee, an amount equal to the sum of (A) the Indenture Trustee’s Fees then due and payable for the Series 2013-1 Notes (subject to a per annum dollar limitation of Forty Thousand Dollars ($40,000)) and (B) an amount equal to the product of (i) the Asset Allocation Percentage for Series 2013-1 and (ii) any amounts payable to the Indenture Trustee on such Payment Date in accordance with the provisions of Section 403(e) of the Indenture, and (y) to the Administrative Agent, the amount of Administrative Agent Fee (and any arrearages thereof) then due and payable;

(ii) To the Director Services Provider, in the amount of any unpaid fees (to the extent not previously paid) owing pursuant to the Director Services Agreement (not to exceed an amount equal to the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) $25,000 per annum);

(iii) To the Manager, (A) an amount equal to the Series 2013-1 Management Fee then due and payable and (B) the amount of any Management Fee Arrearage in respect of any Series 2013-1 Management Fee, but in each case only to the extent not previously withheld by the Manager in accordance with the terms of the Series 2013-1 Related Documents;

(iv) To the Manager, an amount equal to the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) any unreimbursed Manager Advances made in accordance with the terms of the Management Agreement;

(v) To each of the following on a pro rata basis: (a) To the Manager Transfer Facilitator, any Manager Transfer Facilitator Fees then due and payable (not to exceed $6,000 per annum) and the payment of (or reimbursement for) any out-of-pocket expenses incurred by the Manager Transfer Facilitator related to the actual transfer from the Manager to a Back-up Manager, and (b) to the Back-up Manager, an amount equal to the product of (x) the Asset Allocation Percentage for Series 2013-1 and (y) any Back-Up Manager fees then due and payable;

(vi) To the Persons entitled thereto: (A) the product of (x) the Asset Allocation Percentage for Series 2013-1 and (y) any auditing, accounting and related fees then due and payable which are classified as an Issuer Expense, and (B) the product of (x) the Asset Allocation Percentage for Series 2013-1 and (y) any other Issuer Expenses then due and payable, so long as the aggregate amount paid pursuant to this clause (vi) in any calendar year would not exceed an amount equal to the product of (i) the Asset Allocation Percentage for Series 2013-1 and (ii) Fifty Thousand Dollars ($50,000) in aggregate;

(vii) To the Administrative Agent, an amount equal to the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) any other amounts then due and payable the Administrative Agent;

(viii) To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), an amount equal to all scheduled payments and interest thereon (but excluding termination payments thereunder) then due and payable under the related Interest Rate Hedge Agreement and the amount of any arrearages thereof;

(ix) To each Series 2013-1 Noteholder on the immediately preceding Record Date, an amount equal to its Pro Rata portion of the Series 2013-1 Note Interest Payment (exclusive of Step Up Warehouse Fees and Default Fees on the Series 2013-1 Notes) for such Payment Date;

(x) To the Series 2013-1 Restricted Cash Account, an amount sufficient so that the total amount on deposit in the Series 2013-1 Restricted Cash Account is equal to the Series 2013-1 Restricted Cash Amount for such Payment Date;

(xi) To each Series 2013-1 Noteholder on the immediately preceding Record Date, an amount equal to its Pro Rata portion of the Supplemental Principal Payment Amount for the Series 2013-1 Notes on such Payment Date;

(xii) To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), an amount equal to all remaining amounts then due and payable under the related Interest Rate Hedge Agreement (after giving effect to clause (viii) above);

(xiii) To each Series 2013-1 Noteholder on the immediately preceding Record Date, an amount equal to its Pro Rata portion of an amount equal to all other amounts then due and payable to the Series 2013-1 Noteholders, including, without limitation, Step Up Warehouse Fees, Default Interest, increased costs, taxes and indemnity payments identified in this Supplement;

(xiv) To the Series Accounts of each other Series, all remaining Series 2013-1 Available Funds to be allocated to such other Series of Notes in accordance with Section 304;

(xv) To each of the following on a pro rata basis: (a) To the Manager Transfer Facilitator, an amount equal to the product of (x) the Asset Allocation Percentage for Series 2013-1 and (y) any amounts then due and payable thereto, in each case in accordance with the Series 2013-1 Related Documents and after giving effect to the payment made pursuant to clause (v) above, and (b) to the Back-up Manager, an amount equal to the product of (i) the Asset Allocation Percentage for Series 2013-1 and (ii) any amounts then due and payable thereto, in each case in accordance with the Series 2013-1 Related Documents and after giving effect to the payment made pursuant to clause (v) above;

(xvi) To the Indenture Trustee, an amount equal to the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) the Indenture Trustee’s Fees, expenses and other indemnified amounts then due and payable, after giving effect to the payment made pursuant to clause (i) above;

(xvii) To the Director Services Provider an amount equal to the product of (i) the Asset Allocation Percentage for Series 2013-1 and (ii) any unpaid indemnification amounts owing pursuant to the Director Services Agreement;

(xviii) To each of the following on a pro rata basis: (A) to the Issuer, an amount equal to the product of (i) the Asset Allocation Percentage for Series 2013-1 and (ii) the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (B) to the Manager, an amount equal to the product of (i) the Asset Allocation Percentage for Series 2013-1 and (ii) the amount of any officer and director indemnity payments required to be made by the Manager; and

(xix) The remainder to the Excess Funding Account (for, at Issuer’s option, retention therein or, while no Trust Event of Default or Asset Base Deficiency is continuing or would result therefrom, further distribution).

(c) If a Series 2013-1 Early Amortization Event shall then be continuing, but no Series 2013-1 Event of Default shall then be continuing (or a Series 2013-1 Event of Default is continuing but the Series 2013-1 Notes have not been accelerated in accordance with Section 802 of the Indenture or Section 403(b)):

(i) To each of the following on a pro rata basis: (x) To the Indenture Trustee, an amount equal to the sum of (A) the Indenture Trustee’s Fees then due and payable for the Series 2013-1 Notes (subject to a per annum dollar limitation of Forty Thousand Dollars ($40,000)) and (B) an amount equal to the product of (i) the Asset Allocation Percentage for Series 2013-1 and (ii) any amounts payable to the Indenture Trustee on such Payment Date in accordance with the provisions of Section 403(e) of the Indenture, and (y) to the Administrative Agent, the amount of Administrative Agent Fee (and any arrearages thereof) then due and payable;

(ii) To the Director Services Provider in the amount of any unpaid fees (to the extent not previously paid) owing pursuant to the Director Services Agreement (not to exceed an amount equal to the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) $25,000 per annum);

(iii) To the Manager, (A) an amount equal to the Series 2013-1 Management Fee then due and payable and (B) the amount of any Management Fee Arrearage in respect of any Series 2013-1 Management Fee, but in each case only to the extent not previously withheld by the Manager in accordance with the terms of the Series 2013-1 Related Documents;

(iv) To the Manager, an amount equal to the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) any unreimbursed Manager Advances made in accordance with the terms of the Management Agreement;

(v) To each of the following on a pro rata basis: (a) To the Manager Transfer Facilitator, any Manager Transfer Facilitator Fees then due and payable (not to exceed $6,000 per annum) and the payment of (or reimbursement for) any out-of-pocket expenses incurred by the Manager Transfer Facilitator related to the actual transfer from the Manager to a Back-up Manager, and (b) to the Back-up Manager, an amount equal to the product of (x) the Asset Allocation Percentage for Series 2013-1 and (y) any Back-Up Manager fees then due and payable;

(vi) To the Persons entitled thereto: (A) the product of (x) the Asset Allocation Percentage for Series 2013-1 and (y) any auditing, accounting and related fees then due and payable which are classified as an Issuer Expense, and (B) the product of (x) the Asset Allocation Percentage for Series 2013-1 and (y) any other Issuer Expenses then due and payable, so long as the aggregate amount paid pursuant to this clause (vi) in any calendar year would not exceed an amount equal to the product of (i) the Asset Allocation Percentage for Series 2013-1 and (ii) Fifty Thousand Dollars ($50,000) in aggregate;

(vii) To the Administrative Agent, an amount equal to the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) any other amounts then due and payable the Administrative Agent;

(viii) To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), an amount equal to all scheduled payments and interest thereon (but excluding termination payments thereunder) then due and payable under the related Interest Rate Hedge Agreement and the amount of any arrearages thereof;

(ix) To each Series 2013-1 Noteholder on the immediately preceding Record Date, an amount equal to its Pro Rata portion of the Series 2013-1 Note Interest Payment (exclusive of Step Up Warehouse Fees and Default Fees on the Series 2013-1 Notes) for such Payment Date;

(x) To the Series 2013-1 Restricted Cash Account, an amount sufficient so that the total amount on deposit in the Series 2013-1 Restricted Cash Account is equal to the Series 2013-1 Restricted Cash Amount for such Payment Date;

(xi) To each Series 2013-1 Noteholder on the immediately preceding Record Date, an amount equal to its Pro Rata portion of the Series 2013-1 Outstanding Principal Amount until all Series 2013-1 Notes have been paid in full;

(xii) To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), an amount equal to all remaining amounts then due and payable under the related Interest Rate Hedge Agreement (after giving effect to clause (viii) above);

(xiii) To each Series 2013-1 Noteholder on the immediately preceding Record Date, an amount equal to its Pro Rata portion of an amount equal to all other amounts then due and payable to the Series 2013-1 Noteholders, including, without limitation, Step Up Warehouse Fees, Default Interest, increased costs, taxes and indemnity payments identified in this Supplement;

(xiv) To each of the following on a pro rata basis: (a) To the Manager Transfer Facilitator, an amount equal to the product of (x) the Asset Allocation Percentage for Series 2013-1 and (y) any amounts then due and payable thereto, in each case in accordance with the Series 2013-1 Related Documents and after giving effect to the payment made pursuant to clause (v) above, and (b) to the Back-up Manager, an amount equal to the product of (i) the Asset Allocation Percentage for Series 2013-1 and (ii) any amounts then due and payable thereto, in each case in accordance with the Series 2013-1 Related Documents and after giving effect to the payment made pursuant to clause (v) above;

(xv) To the Indenture Trustee, an amount equal to the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) the Indenture Trustee’s Fees, expenses and other indemnified amounts then due and payable, after giving effect to the payment made pursuant to clause (i) above;

(xvi) To the Director Services Provider an amount equal to the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) any unpaid indemnification amounts owing pursuant to the Director Services Agreement;

(xvii) To each of the following on a pro rata basis: (A) to the Issuer, an amount equal to the product of (i) the Asset Allocation Percentage for Series 2013-1 and (ii) the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (B) to the Manager, an amount equal to the product of (i) the Asset Allocation Percentage for Series 2013-1 and (ii) the amount of any officer and director indemnity payments required to be made by the Manager; and

(xviii) The remainder to the Excess Funding Account (for, at Issuer’s option, retention therein or, while no Trust Event of Default or Asset Base Deficiency is continuing or would result therefrom, further distribution).

(d) If a Series 2013-1 Event of Default shall have occurred and then be continuing and the Series 2013-1 Notes have been accelerated in accordance with Section 802 of the Indenture or Section 403(b) and such consequence shall not have been rescinded or annulled:

(i) To each of the following on a pro rata basis: (x) To the Indenture Trustee, an amount equal to the sum of (A) the Indenture Trustee’s Fees then due and payable for the Series 2013-1 Notes (subject to a per annum dollar limitation of Seventy-Five Thousand Dollars ($75,000)) and (B) an amount equal to the product of (i) the Asset Allocation Percentage for Series 2013-1 and (ii) any amounts payable to the Indenture Trustee on such Payment Date in accordance with the provisions of Section 403(e) of the Indenture, and (y) to the Administrative Agent, the amount of Administrative Agent Fee (and any arrearages thereof) then due and payable;

(ii) To the Director Services Provider in the amount of any unpaid fees (to the extent not previously paid) owing pursuant to the Director Services Agreement (not to exceed an amount equal to the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) $25,000 per annum);

(iii) To the Manager, (A) an amount equal to the Series 2013-1 Management Fee then due and payable and (B) the amount of any Management Fee Arrearage in respect of any Series 2013-1 Management Fee, but in each case only to the extent not previously withheld by the Manager in accordance with the terms of the Series 2013-1 Related Documents;

(iv) To the Manager, an amount equal to the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) any unreimbursed Manager Advances made in accordance with the terms of the Management Agreement;

(v) To each of the following on a pro rata basis: (a) To the Manager Transfer Facilitator, any Manager Transfer Facilitator Fees then due and payable (not to exceed $6,000 per annum) and the payment of (or reimbursement for) any out-of-pocket expenses incurred by the Manager Transfer Facilitator related to the actual transfer from the Manager to a Back-up Manager, and (b) to the Back-up Manager, an amount equal to the product of (x) the Asset Allocation Percentage for Series 2013-1 and (y) any Back-Up Manager fees then due and payable;

(vi) To the Persons entitled thereto: (A) the product of (x) the Asset Allocation Percentage for Series 2013-1 and (y) any auditing, accounting and related fees then due and payable which are classified as an Issuer Expense, and (B) the product of (x) the Asset Allocation Percentage for Series 2013-1 and (y)

any other Issuer Expenses then due and payable, so long as the aggregate amount paid pursuant to this clause (vi) in any calendar year would not exceed an amount equal to the product of (i) the Asset Allocation Percentage for Series 2013-1 and (ii) Two Hundred Fifty Thousand Dollars ($250,000) in aggregate;

(vii) To the Administrative Agent, an amount equal to the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) any other amounts then due and payable the Administrative Agent;

(viii) To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), an amount equal to all scheduled payments and interest thereon (but excluding termination payments thereunder) then due and payable under the related Interest Rate Hedge Agreement and the amount of any arrearages thereof;

(ix) To each Series 2013-1 Noteholder on the immediately preceding Record Date, an amount equal to its Pro Rata portion of the Series 2013-1 Note Interest Payment (exclusive of Step Up Warehouse Fees and any Default Fees on the Series 2013-1 Notes) for such Payment Date;

(x) To each Series 2013-1 Noteholder on the immediately preceding Record Date, an amount equal to its Pro Rata portion of the Series 2013-1 Outstanding Principal Amount until all Series 2013-1 Notes have been paid in full;

(xi) To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), an amount equal to all remaining amounts then due and payable under the related Interest Rate Hedge Agreement (after giving effect to clause (viii) above);

(xii) To each Series 2013-1 Noteholder on the immediately preceding Record Date, an amount equal to its Pro Rata portion of an amount equal to all other amounts then due and payable to the Series 2013-1 Noteholders, including, without limitation, Step Up Warehouse Fees, Default Interest, increased costs, taxes and indemnity payments identified in this Supplement;

(xiii) To each of the following on a pro rata basis: (a) To the Manager Transfer Facilitator, an amount equal to the product of (x) the Asset Allocation Percentage for Series 2013-1 and (y) any amounts then due and payable thereto, in each case in accordance with the Series 2013-1 Related Documents and after giving effect to the payment made pursuant to clause (v) above, and (b) to the Back-up Manager, an amount equal to the product of (i) the Asset Allocation Percentage for Series 2013-1 and (ii) any amounts then due and payable thereto, in each case in accordance with the Series 2013-1 Related Documents and after giving effect to the payment made pursuant to clause (v) above;

(xiv) To the Indenture Trustee, an amount equal to the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) the Indenture Trustee’s Fees, expenses and other indemnified amounts then due and payable, after giving effect to the payment made pursuant to clause (i) above;

(xv) To the Director Services Provider an amount equal to the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) any unpaid indemnification amounts owing pursuant to the Director Services Agreement;

(xvi) To each of the following on a pro rata basis: (A) to the Issuer, an amount equal to the product of (i) the Asset Allocation Percentage for Series 2013-1 and (ii) the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (B) to the Manager, an amount equal to the product of (i) the Asset Allocation Percentage for Series 2013-1 and (ii) the amount of any officer and director indemnity payments required to be made by the Manager; and

(xvii) To the Series Accounts of each other Series, all remaining Series 2013-1 Available Funds to be allocated to such other Series of Notes in accordance with Section 304.

(e) Any amounts payable to a Series 2013-1 Noteholder pursuant to this Section 303 shall be made by wire transfer of immediately available funds to the account that such Series 2013-1 Noteholder has designated to the Indenture Trustee in writing at least five (5) Business Days prior to the applicable Payment Date. Any amounts payable by the Issuer hereunder are contingent upon the availability of funds to make such payment in accordance with the provisions of this Section 303 and, to the extent such funds are not available, shall not constitute a “Claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings involving the Issuer in the event that such amounts are not paid in accordance with this Section 303.

Section 304. Allocation of Series 2013-1 Shared Available Funds.

(a) All Series 2013-1 Shared Available Funds for Series 2013-1 that are available for distribution to other Series of Notes in accordance with the provisions of Section 303 shall be allocated by the Manager to all Series of Notes then Outstanding (other than (i) the Series 2013-1 Notes and (ii) Liquidation Deficiency Series) that have a Required Payment Deficiency on such Determination Date. Allocation of Series 2013-1 Shared Available Funds for Series 2013-1 to Liquidation Deficiency Series shall be made in accordance with Section 304(b) and only after all distributions shall have been made pursuant to this Section 304(a). Allocations shall be made to each such Series having a Required Payment Deficiency in accordance with the following order of priorities, with no payment being made at any level of priority until all prior priorities have been paid in full:

First, to each Series that has not paid in full the Indenture Trustee Fees and expenses payable by, or allocable to, such Series, the amount of such unpaid Indenture Trustee Fees and expenses;

Second, to each Series that has not paid in full the fees of the Director Service Provider payable by, or allocation to, such Series, the amount of such unpaid fees;

Third, to each Series that has not paid in full the Management Fee and Management Fee Arrearages payable by, or allocable to, such Series, the amount of such unpaid Management Fee and Management Fee Arrearages;

Fourth, to each Series that has not paid in full the Manager Advances payable by, or allocable to, such Series, the amount of such unpaid Manager Advances;

Fifth, to each Series that has not paid in full the Back-up Management Fees payable by, or allocable to, such Series, the amount of such unpaid Back-up Management Fees;

Sixth, to each Series that has not paid in full the Issuer Expenses payable by, or allocable to, such Series, the amount of such unpaid Issuer Expenses;

Seventh, to each Series that has not paid in full all interest payments (excluding Default Interest) payable with respect to the senior Class of such Series and all commitment fees payable with respect to the senior Class of such Series, the amount of such unpaid interest payments and commitment fees;

Eighth, to each Series that has not paid in full all regularly scheduled payments (excluding termination payments) owing to each Interest Rate Hedge Counterparty that has entered into an Interest Rate Hedge Agreement with respect to one or more of the senior Class of such Series, the amount of such unpaid regularly scheduled payments;

Ninth, to each Series that has not paid in full all interest payments (excluding Default Interest) payable with respect to the Subordinate Notes of such Series and all commitment fees payable with respect to the Subordinate Notes of such Series, the amount of such unpaid interest payments and commitment fees;

Tenth, to each Series that has not paid in full all Minimum Principal Payment Amounts for the senior Class of such Series, the amount of such unpaid Minimum Principal Payment Amounts;

Eleventh, to each Series that has not paid in full all Scheduled Principal Payment Amounts for the senior Class of such Series, the amount of such unpaid Scheduled Principal Payment Amounts;

Twelfth, to each Series that has not paid in full all Supplemental Principal Payment Amounts for the senior Class of such Series, the amount of such unpaid Supplemental Principal Payment Amounts;

Thirteenth, to each Series that has not paid in full all regularly scheduled payments (excluding termination payments) owing to each Interest Rate Hedge Counterparty that has entered into an Interest Rate Hedge Agreement with respect to the subordinate Class of such Series, the amount of such unpaid regularly scheduled payments;

Fourteenth, to each Series that has not paid in full all Minimum Principal Payment Amounts for the subordinate Class of such Series, the amount of such unpaid Minimum Principal Payment Amounts;

Fifteenth, to each Series that has not paid in full all Scheduled Principal Payment Amounts for the subordinate Class of such Series, the amount of such unpaid Scheduled Principal Payment Amounts;

Sixteenth, to each Series that has not paid in full all Supplemental Principal Payment Amounts for the subordinate Class of such Series, the amount of such unpaid Supplemental Principal Payment Amounts; and

Seventeenth, to each Series of Notes that has not been paid in full, all other amounts owing to the Noteholders of such Series.

If more than one Series shall be entitled to a distribution pursuant to a particular priority set forth in Section 304(a), funds shall be allocated among each such entitled Series on a pro rata basis based on the relative amount owing to each such Series pursuant to such payment priority.

(b) After the application of the allocation set forth in Section 304(a), any remaining Series 2013-1 Shared Available Funds shall be allocated in accordance with the following order of priorities, with no payment being made at any level of priority until all prior priorities have been paid in full:

First, to each Liquidation Deficiency Series that has not paid in full the Indenture Trustee Fees and expenses payable by, or allocable to, such Liquidation Deficiency Series, the amount of such unpaid Indenture Trustee Fees and expenses;

Second, to each Liquidation Deficiency Series that has not paid in full the fees of the Director Service Provider payable by, or allocation to, such Liquidation Deficiency Series, the amount of such unpaid fees;

Third, to each Liquidation Deficiency Series that has not paid in full the Management Fee and Management Fee Arrearages payable by, or allocable to, such Liquidation Deficiency Series, the amount of such unpaid Management Fee and Management Fee Arrearages;

Fourth, to each Liquidation Deficiency Series that has not paid in full the Manager Advances payable by, or allocable to, such Liquidation Deficiency Series, the amount of such unpaid Manager Advances;

Fifth, to each Liquidation Deficiency Series that has not paid in full the Back-up Management Fees payable by, or allocable to, such Liquidation Deficiency Series, the amount of such unpaid Back-up Management Fees;

Sixth, to each Liquidation Deficiency Series that has not paid in full all interest payments (excluding Default Interest) and commitment fees payable with respect to the Senior Notes of such Liquidation Deficiency Series, the amount of such unpaid interest payments and commitment fees;

Seventh, to each Liquidation Deficiency Series that has not paid in full all regularly scheduled payments (excluding termination payments) owing to each Interest Rate Hedge Counterparty that has entered into an Interest Rate Hedge Agreement with respect to such Liquidation Deficiency Series, the amount of such unpaid regularly scheduled payments;

Eighth, to each Liquidation Deficiency Series that has not paid in full all Minimum Principal Payment Amounts to the Senior Notes of such Liquidation Deficiency Series, the amount of such unpaid Minimum Principal Payment Amounts;

Ninth, to each Liquidation Deficiency Series that has not paid in full all Scheduled Principal Payment Amounts to the Senior Notes of such Liquidation Deficiency Series, the amount of such unpaid Scheduled Principal Payment Amounts;

Tenth, to each Liquidation Deficiency Series that has not paid in full all termination and all other payments owing to each Interest Rate Hedge Counterparty that has entered into an Interest Rate Hedge Agreement with respect to such Liquidation Deficiency Series, the amount of such unpaid termination and other payments;

Eleventh, to each Liquidation Deficiency Series that has not paid in full all Minimum Principal Payment Amounts to the Subordinated Notes of such Liquidation Deficiency Series, the amount of such unpaid Minimum Principal Payment Amounts; and

Twelfth, to each Liquidation Deficiency Series that has not paid in full all Scheduled Principal Payment Amounts to the Subordinated Notes of such Liquidation Deficiency Series, the amount of such unpaid Scheduled Principal Payment Amounts.

If more than one Liquidation Deficiency Series shall be entitled to a distribution pursuant to a particular priority set forth in Section 304(b), funds shall be allocated among each such entitled Liquidation Deficiency Series on a pro rata basis based on the relative amount owing to each such Liquidation Deficiency Series pursuant to such payment priority.

ARTICLE IV

Series-Specific Early Amortization Events, Manager Defaults, Events of Default and Covenants

for the Series 2013-1 Notes

Section 401. Series-Specific Early Amortization Events.

(a) Each of the following events or conditions shall constitute a “Series-Specific Early Amortization Event” for Series 2013-1:

(i) The occurrence and continuance of a Series-Specific Event of Default.

(ii) As of any date of determination, the EBIT Ratio shall be less than 1.1 to 1.0;

(iii) As of any Payment Date occurring after January 31, 2014, the Disposition Ratio set forth in either paragraph (a) or paragraph (b) of the definition thereof shall be less than 1.00 to 1.00;

(iv) (A) a breach of any financial covenant of TGH set forth in the documents governing any Indebtedness of TGH in an aggregate principal amount of $10,000,000 or greater (the “Funded Debt Documents”) shall have occurred and shall not have been permanently waived within sixty (60) days thereafter by the applicable lenders, or (B) any default, not described in clause (A), under any Funded Debt Document shall have occurred and as a result the required lenders under the affected financing transaction have accelerated all or part of such Indebtedness;

(v) With respect to any Payment Date, any Series 2013-1 Noteholder has a Commitment Deficiency on such Payment Date (determined after giving effect to (A) all principal payments paid on such Payment Date and (B) all increases and decreases in the Series 2013-1 Note Commitment of any Series 2013-1 Noteholder that occur on such Payment Date) or has had a Commitment Deficiency on any prior Payment Date;

(vi) As of any Payment Date, the Unpaid Principal Balance for Series 2013-1 shall exceed the Series 2013-1 Asset Base, and such condition continues unremedied for a period of ten (10) consecutive days; provided, however, that if the Series 2013-1 Asset Base shall decrease pursuant to a change in the Series 2013-1 Advance Rate resulting from the occurrence of a Disposition Trigger Event, this clause (vi) shall be deemed not to apply until the third (3rd) Payment Date following the occurrence of such Disposition Trigger Event, so long as the Series 2013-1 Effective Advance Rate shall decrease sequentially for all three months.

(b) Any Series-Specific Early Amortization Event described in Section 401(a)(ii) shall, for purposes of the Related Documents, be deemed no longer to be continuing, if such condition does not exist on any two consecutive subsequent Payment Dates, immediately upon such second consecutive Payment Date. Any Series-Specific Early Amortization Event described in Section 401(a)(iv) shall, for purposes of the Related Documents, be deemed no longer to be continuing immediately upon the cure or waiver thereof, within sixty (60) days of the initial occurrence thereof, for purposes of the Funded Debt Documents. Except as described in the preceding two sentences, if a Series 2013-1 Early Amortization Event exists on any Payment Date, then such Series 2013-1 Early Amortization Event shall be deemed to continue until the Business Day on which the Control Party waives, in writing, such Series 2013-1 Early Amortization Event. The Indenture Trustee shall promptly provide notice of any such waiver to each Rating Agency for the Series 2013-1 Notes.

(c) The existence of a Series 2013-1 Early Amortization Event (i) could alter the calculation of the Invested Amount for the Series 2013-1 Notes and the allocation of funds from the Series Account for such Series of Notes and each other Series of Notes and (ii) will determine the method in which cash flows will be allocated and distributed from the Series 2013-1 Series Account. The occurrence of a Series 2013-1 Early Amortization Event will not in and of itself result in the occurrence of a Trust Early Amortization Event or a Series-Specific Early Amortization Event for any other Series.

(d) If a Series 2013-1 Early Amortization Event shall have occurred and then be continuing, the Indenture Trustee shall have in addition to the rights provided in the Series 2013-1 Related Documents, all rights and remedies provided under all applicable laws.

Section 402. Series-Specific Manager Defaults.

(a) Each of the following events or conditions shall constitute a “Series-Specific Manager Default” for Series 2013-1:

(i) The Leverage Ratio of TGH shall exceed 4.0 to 1.0 as of the end of any fiscal year; and

(ii) Any event described in Section 401(a)(iv) shall have occurred and such event shall not have been rescinded or waived within sixty (60) days thereafter by the holders of the applicable indebtedness; provided that, in the event that the Funded Debt Documents shall have lapsed or been terminated, the financial covenants of TGH set forth therein (as in effect immediately prior to such lapse or termination) shall survive for purposes of this definition, unless waived by the Control Party, until new Funded Debt Documents have been entered into.

Section 403. Series-Specific Events of Default.

(a) Each of the following shall constitute a “Series-Specific Event of Default” for Series 2013-1:

(i) The Issuer shall fail to pay (1) on any Payment Date, the full amount of the Series 2013-1 Note Interest Payments then due, or (2) on the Legal Final Payment Date, the then Unpaid Principal Balance for Series 2013-1.

(ii) The Issuer shall fail to pay, within three (3) Business Days after when due, any amounts owing to the Series 2013-1 Noteholders (unless constituting a Trust Event of Default or a Series-Specific Event of Default under Section 403(a)(i)).

(iii) There shall occur any breach of any covenant of the Issuer or any Seller in any Series 2013-1 Related Document, which breach (1) materially and adversely affects the interest of any Series 2013-1 Noteholder and (2) continues for a period of 60 days (subject to an additional 60-day cure period for defaults that the Issuer or any Seller is diligently attempting to cure), in each case, unless such breach constitutes a Trust Event of Default or a Series-Specific Event of Default under Section 403(a)(i) or (ii).

(iv) Any representation or warranty of the Issuer or any Seller made in any Series 2013-1 Related Document shall prove to be incorrect in any material respect as of the time when the same shall have been made, which incorrectness (1) materially and adversely affects the interest of any Series 2013-1 Noteholder, and (2) if capable of cure, continues for a period of 30 days (subject to an additional 30-day cure period for defaults that the Issuer or any Seller is diligently attempting to cure).

(v) The Indenture Trustee shall fail to have a first priority perfected security interest in the Series 2013-1 Series-Specific Collateral.

(b) Upon the occurrence and during the continuance of a Series 2013-1 Event of Default, the Control Party may declare the Series 2013-1 Notes to be immediately due and payable and may institute judicial proceedings for collection.

Section 404. Series-Specific Management Fees.

(a) As contemplated by the Management Agreement, the Manager shall be entitled to a management fee for each Collection Period equal to the sum of the following (the “Series 2013-1 Management Fee”):

(i) A “Master Lease Management Fee”, in an amount equal to the product of (i) the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) NOI (as defined in the Management Agreement) for the Master Lease Fleet (as defined in the Management Agreement) for such Collection Period (as defined in the Management Agreement), multiplied by (ii) eleven percent (11.0%).

(ii) A “Long-Term/PLB Management Fee”, in an amount equal to the product of (i) the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) the sum of the NOI (as defined in the Management Agreement) for such Collection Period (as defined in the Management Agreement) of (x) the Long-Term Lease Fleet (as defined in the Management Agreement) plus (y) any Managed Containers (as defined in the Management Agreement) then subject to purchase-leasebacks, multiplied by (ii) eight percent (8.0%).

(iii) A “Finance Lease Management Fee”, in an amount equal to the product of (i) the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) the Finance Lease Payments (excluding any payments relating to Managed Containers then subject to purchase-leasebacks) (as defined in the Management Agreement), multiplied by (ii) two percent (2.0%).

(iv) A “Sale Management Fee”, in an amount equal to the product of (i) the product of (A) the Asset Allocation Percentage for Series 2013-1 and (B) the Sales Proceeds (as defined in the Management Agreement) from the sale or other disposition of any Managed Container during such Collection Period (except for any sale or disposition (x) to Manager or any Affiliate of Manager, (y) pursuant to the exercise of a purchase option contained in a Lease, or (z) that is due to a Casualty Loss) (as defined in the Management Agreement), multiplied by (ii) five percent (5.0%).

Section 405. Additional Covenants.

In addition to the covenants set forth in Article VI of the Indenture, the Issuer hereby makes the following additional covenants for the benefit of the Series 2013-1 Noteholders:

(a) Rule 144A. So long as any of the Series 2013-1 Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, Issuer shall, unless it becomes subject to and complies with the reporting requirements of Section 13 or 15(d) of the Exchange Act, or rule 12g3-2(b) thereunder, (i) provide to any Series 2013-1 Noteholder of such restricted securities, or to any prospective Series 2013-1 Noteholder of such restricted securities designated by a Series 2013-1 Noteholder, upon the request of such Series 2013-1 Noteholder or prospective Series 2013-1 Noteholder, any information required to be provided by Rule 144A(d)(4) under the Securities Act and (ii) update such information to prevent such information from becoming materially false and materially misleading in a manner adverse to any Series 2013-1 Noteholder.

(b) Use of Proceeds. The proceeds from the issuance of the Series 2013-1 Notes shall be used as follows: (i) acquiring containers and other items of Collateral, (ii) making deposits into the Trust Account, the Series 2013-1 Restricted Cash Account and the Series 2013-1 Series Account, (iii) paying the costs of issuance of the Series 2013-1 Notes and of the negotiation, preparation and execution of the Series 2013-1 Related Documents and (iv) for other general corporate purposes permitted under the operating agreement of the Issuer, as contemplated in Section 624 of the Indenture.

(c) Perfection Requirements. The Issuer will not (a) change any of (i) its corporate name or (ii) the name under which it does business or (b) amend any provision of its certificate of formation or operating agreement or become organized under the laws of any other jurisdiction without the prior written consent of the Control Party.

(e) Consent to Series Issuance. The Issuer shall not issue any additional Series of Notes without obtaining the prior written consent of (i) the Control Party, in the case of the issuance of any new Series of Senior Notes, or (ii) all Series 2013-1 Noteholders, in the case of the issuance of any new Series (x) of Subordinate Notes, (y) of Senior or Subordinate Notes to be rated the equivalent of “A (sf)” or below and having an Advance Rate that is lower than the Series 2013-1 Advance Rate or (z) of Senior or Subordinate Notes to be rated below the equivalent of “A (sf)” and have an Advance Rate that is equal to or lower than the Series 2013-1 Advance Rate.

Section 406. Interest Rate Hedge Agreements for Series 2013-1.

(a) Upon the earliest to occur of (w) any Conversion Date, (x) the first day after the date on which one month LIBOR (as determined by the Indenture Trustee in accordance with its standard practices) shall exceed or equal two percent (2.00%), (y) the first day after the date on which the 2-year swap rate (as set forth in The Wall Street Journal) shall equal or exceed three percent (3.00%), and (z) the date on which an Event of Default, Early Amortization Event or Manager Default has occurred, the Issuer shall (or shall cause the Manager on its behalf), to the extent commercially practicable, enter into and maintain transactions under Interest Rate Hedge Agreements with respect to the Series 2013-1 Notes in accordance with Exhibit C;

provided that, except with respect to the initial entry by the Issuer into the required Interest Rate Hedge Agreements under the preceding clause (z) (if such clause is applicable), so long as an Early Amortization Event or an Event of Default is continuing, neither the Issuer (nor the Manager on its behalf) shall enter into any additional transactions under Interest Rate Hedge Agreements other than by terminating existing transactions or by entering into reverse or mirror swap transactions; provided, further, that the Interest Rate Hedge Agreements related to Long-Term Leases and Finance Leases allocated to the Series 2013-1 Asset Base must have a weighted average tenor of no less than one year less than the then weighted average remaining term of the applicable Long-Term Leases and Finance Leases.

(b) In the event that the application of the formulas set forth in Exhibit C indicates that either (i) the Issuer is required to enter into additional transactions under Interest Rate Hedge Agreements, with a total notional balance in excess of Ten Million Dollars ($10,000,000) or (ii) the aggregate notional balance of all outstanding transactions under Interest Rate Hedge Agreements then in effect exceeds the aggregate required notional amount (as determined by application of the formulas set forth in Exhibit C) by the lesser of (A) Twenty Million Dollars ($20,000,000) or (B) the then Unpaid Principal Balance for Series 2013-1, then the Issuer shall provide notice of such event the Indenture Trustee, the Administrative Agent and each Interest Rate Hedge Provider for Series 2013-1 within five (5) Business Days after such condition is determined to exist. The Issuer (or the Manager on behalf of the Issuer) shall within thirty (30) days after the date on which such condition is determined to exist, remedy such imbalance (x) under circumstances described in the preceding clause (i), by entering into one or more transactions under Interest Rate Hedge Agreements for Series 2013-1 in order to comply with the requirements of Section 406(a) and not exceed such requirements by more than the amounts set forth in clause (ii) above, or (y) under circumstances described in the preceding clause (ii) by terminating transactions for all, or a portion, of one or more transactions under Interest Rate Hedge Agreements for Series 2013-1 then in effect so that the remaining notional amounts for all future calculation periods under all transactions outstanding under the Interest Rate Hedge Agreements then in effect for Series 2013-1 shall comply with the requirements of Section 406(a) and not exceed such requirements by more than the amounts set forth in clause (ii) above. The calculations to be made under this Section 406(b) shall exclude all interest rate transactions where the Issuer is not required to make any scheduled periodic payments other than premium payments or fees that have been paid in full, and the Net Book Value of the containers hedged by such transactions. So long as no Early Amortization Event or Event of Default is then continuing, the Issuer (or the Manager on its behalf) may exercise its discretion in selecting the specific transactions and notional amounts thereof to be terminated or reverse or mirror swapped. If an Early Amortization Event or Event of Default is then continuing, termination or reverse or mirror swaps shall be effected over all outstanding transactions under Interest Rate Hedge Agreements then in effect for Series 2013-1 on a pro rata basis, based on the respective notional amounts for each remaining calculation period, so that the remaining notional amounts for each remaining calculation period will comply with the requirements of Section 406(a) and not exceed the amounts set forth in Section 406(b)(ii).

(c) In the event the Issuer, or Manager on behalf of Issuer, fails to enter into or terminate or reverse or mirror swap transactions as required under Section 406(b) within the 30 day time period provided in Section 406(b), the Control Party (A) will have the right, in its sole discretion, to direct the Indenture Trustee to enter into additional transactions under Interest

Rate Hedge Agreements for Series 2013-1 on the Issuer’s behalf in order to comply with the requirements of Section 406(a) or (B) within five (5) Business Days after the thirty (30) day period provided in Section 406(b) will have the right, in its sole discretion, to direct the Indenture Trustee to terminate or reverse or mirror swap, in whole or in part, all outstanding transactions under Interest Rate Hedge Agreements then in effect for Series 2013-1 on a pro rata basis, based on the respective notional amounts for each remaining calculation period, so that the remaining notional amounts for each remaining calculation period will comply with the requirements of Section 406(a) and not exceed the amounts set forth in Section 406(b)(ii). In the event the Control Party directs the Indenture Trustee to enter into an Interest Rate Hedge Agreement for Series 2013-1 on the Issuer’s behalf, the Control Party shall promptly send a copy of any such agreement to the Issuer and may provide the Indenture Trustee and Manager with a written direction to deposit in the Series 2013-1 Series Account certain amounts to purchase, or reimburse the Control Party or a third-party for purchasing, such Interest Rate Hedge Agreement. All payments received from an Interest Rate Hedge Provider shall be deposited by the Issuer directly into the Series 2013-1 Series Account.

(d) With respect to any transaction which is to be terminated in accordance with the terms of this Section 406, the Issuer (or the Manager or Control Party) will give the Interest Rate Hedge Provider not less than three (3) Business Days notice of such termination, specifying the relevant transaction, the notional amount thereof to be terminated for each remaining calculation period and the effective date of such termination. An “Additional Termination Event” and an “Early Termination Date” (as such terms are used in the 1992 ISDA Master Agreement Multicurrency–Cross Border form agreement) shall be deemed to have occurred under the transaction on the specified termination date with respect to the notional amounts so terminated. For purposes of such Early Termination Date and Section 6(e) of the applicable Interest Rate Hedge Agreement, the “Terminated Transaction” shall be only that portion relating to the terminated notional amounts and the remainder of the transaction will continue in full force and effect and the Issuer will be the “Affected Party” for purposes of such termination. The amount payable under Section 6(e) of the applicable Interest Rate Hedge Agreement shall be determined by the Interest Rate Hedge Provider and shall be due and payable in accordance with the terms of such Section 6(e), provided that “Market Quotation” under the Interest Rate Hedge Agreement shall be determined on the basis of the quotation of one Reference Market-maker selected by the Interest Rate Hedge Provider, which may be such Interest Rate Hedge Provider to the extent its quotation is reasonably determined in good faith. The provisions of this Section 406(d) shall be incorporated by reference in each Interest Rate Hedge Agreement.

(e) The Issuer shall enter into each Interest Rate Hedge Agreement for Series 2013-1 only with an Eligible Interest Rate Hedge Provider. Each Interest Rate Hedge Agreement for Series 2013-1 shall provide that if the Eligible Interest Rate Hedge Provider or any party providing credit support on its behalf suffers an Interest Rate Hedge Provider Required Rating Downgrade Event, such Interest Rate Hedge Provider will be required (i) to post, within ten (10) Business Days (or such other period of time as may be set forth in the related Interest Rate Hedge Agreement not to exceed thirty (30) days) after such Interest Rate Hedge Provider Required Rating Downgrade Event, collateral set forth in the applicable Interest Rate Hedge Agreement and execute a credit support annex in connection therewith or (ii) otherwise remedy such Interest Rate Hedge Provider Required Rating Downgrade Event in accordance with the terms of the related Interest Rate Hedge Agreement. Failure to post collateral or so otherwise remedy such Interest Rate Hedge Provider Required Rating Downgrade Event within the applicable period of time shall constitute a termination event under the terms of the applicable Interest Rate Hedge Agreement. Such Interest Rate Hedge Provider may transfer (at its own cost), with the cooperation of the Issuer and the Manager, all of its rights and obligations under its Interest Rate Hedge Agreement to an Eligible Interest Rate Hedge Provider in accordance with the terms of its Interest Rate Hedge Agreement. Each Interest Rate Hedge Agreement for Series 2013-1 shall also provide that if the Interest Rate Hedge Provider (or any party providing credit support identified in the Interest Rate Hedge Agreement or any credit support annex thereto on its behalf) suffers an Interest Rate Hedge Provider Required Rating Replacement Event, such Interest Rate Hedge Provider will be required to transfer (at its own cost) all of its rights and obligations under its Interest Rate Hedge Agreement to an Eligible Interest Rate Hedge Provider not later than thirty (30) Business Days (or such other period of time as may be set forth in the related Interest Rate Hedge Agreement) after the occurrence of the Interest Rate Hedge Provider Required Rating Replacement Event. The Issuer may terminate an Interest Rate Hedge Agreement for Series 2013-1 and simultaneously enter into a replacement Interest Rate Hedge Agreement in the event an Interest Rate Hedge Provider fails to post collateral or transfer its rights and interests under an Interest Rate Hedge Agreement in accordance with the terms of the Interest Rate Hedge Agreement as required in relation to an Interest Rate Hedge Provider Required Rating Downgrade Event or an Interest Rate Hedge Provider Required Rating Replacement Event, as applicable.

ARTICLE V

Conditions of Effectiveness and Future Lending

Section 501. Effectiveness of Supplement. The effectiveness hereof is subject to the condition precedent that the Indenture Trustee shall have received all of the following, each duly executed and dated as of the Closing Date, in form and substance satisfactory to all of the initial Series 2013-1 Noteholders and each (except for the Series 2013-1 Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Series 2013-1 Noteholder:

(a) Series 2013-1 Notes. Separate Series 2013-1 Notes executed by the Issuer in favor of each Series 2013-1 Noteholder in the stated maximum principal amount equal to the Series 2013-1 Note Commitment of such Series 2013-1 Noteholder.

(b) Certificate(s) of Secretary or Assistant Secretary or Officer. Separate certificates executed by the corporate secretary, assistant secretary or authorized officer of each of the Manager and the Issuer, dated the Closing Date, certifying (i) that the respective company has the authority to execute and deliver, and perform its respective obligations under each of the Series 2013-1 Related Documents to which it is a party, and (ii) that attached are true, correct and complete copies of the Memorandum of Association, Certificate of Incorporation, bye-laws, board resolutions and incumbency certificates of the related company in form and substance satisfactory to each Deal Agent as to such matters as the Deal Agent shall reasonably require.

(c) Security Documents. This Supplement and a control agreement with respect to the Series 2013-1 Series Account, each in form and substance satisfactory to all of the initial Series 2013-1 Noteholders, shall have been executed and delivered by the Issuer, and all other parties thereto, together with all UCC financing statements, documents of similar import in other jurisdictions, and other documents reasonably requested by any Deal Agent.

(d) Opinions of Counsel. Opinions from counsel to the Issuer and counsel to the Manager each in form and in substance satisfactory to each Deal Agent as to such matters as it shall reasonably require including, without limitation, that the Issuer has granted a first priority perfected security interest in the Collateral to the Indenture Trustee.

(e) Certificate as to Containers. A certificate from the Manager certifying that it is managing all of the Containers in accordance with the Management Agreement in satisfactory form shall have been duly executed and delivered.

(f) Enforceability, True Sale and Nonconsolidation Opinions. Each of Conyers Dill & Pearman Limited and Morrison & Foerster LLP shall have delivered its opinions as to corporate (including securities laws), enforceability, true sale and non-consolidation in form and substance acceptable to the Deal Agents.

(g) Fees. The Issuer shall have (A) paid all fees to each Deal Agent in accordance with its respective Fee Letter or (B) authorized each Deal Agent to offset and retain the amount of such fees from the Series 2013-1 Advance made on the Closing Date.

(h) Opinion of Counsel to the Indenture Trustee. An opinion of counsel to the Indenture Trustee as to the due organization of the Indenture Trustee, the enforceability of the Indenture and as to such other matters as each Deal Agent may reasonably request.

Section 502. Advances on Series 2013-1 Notes. The obligation of a Series 2013-1 Noteholder to make any Series 2013-1 Advance on the Series 2013-1 Note pursuant to its Series 2013-1 Note Commitment under this Supplement and the Series 2013-1 Note Purchase Agreement is subject to the following further conditions precedent:

(a) Default. Before and after giving effect to such Series 2013-1 Advance, no Event of Default shall have occurred and be continuing (or would occur with the giving of notice or the passage of time or both).

(b) Series 2013-1 Early Amortization Event. Before and after giving effect to such advance, no Series 2013-1 Early Amortization Event shall have occurred (or would occur with the giving of notice or the passage of time or both) unless such Series 2013-1 Advance has been approved by each Series 2013-1 Noteholder (other than any Defaulting Noteholder).

(c) Certification. The Issuer shall have delivered to the Deal Agents a compliance certificate, signed by an officer of Issuer, certifying that (A)the Issuer has complied with all of the conditions precedent set forth in Sections 501 and 502; (B) all of the representations and warranties of the Issuer, the Sellers and the Manager contained in any of the Series 2013-1 Related Documents are true and correct in all material respects as of the date of such Series 2013-1 Advance, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date; and (C)all of the conditions precedent to the making of such Series 2013-1 Advance have been satisfied.

(d) Asset Base Report. The Issuer shall have delivered to each Deal Agent a duly completed and executed Asset Base Report, determined after giving effect to any Eligible Containers to be acquired with the proceeds of such Series 2013-1 Advance, which demonstrates that, after giving effect to such Series 2013-1 Advance, the then Aggregate Series 2013-1 Note Principal Balance (calculated after giving effect to the requested Series 2013-1 Advance) does not exceed an amount equal to the lesser of (i) the Aggregate Series 2013-1 Commitment then in effect and (ii) the Series 2013-1 Asset Base.

(e) Conversion Date. The Conversion Date shall not have occurred, unless such Series 2013-1 Advance has been approved by each Series 2013-1 Noteholder (other than a then Defaulting Noteholder).

(f) Back-up Data Files. The Issuer shall have delivered the Back-up Data Files most recently required to be delivered pursuant to the Management Agreement, to the Indenture Trustee and the Administrative Agent.

(g) Deposit to Series 2013-1 Restricted Cash Account. On or prior to each Funding Date on which the Issuer shall acquire additional Eligible Containers, the Issuer shall have deposited into the Series 2013-1 Restricted Cash Account the amount set forth in paragraph (2)(A) of the definition of “Series 2013-1 Restricted Cash Amount”.

ARTICLE VI

Representations and Warranties

To induce the Series 2013-1 Noteholders to purchase the Series 2013-1 Notes hereunder, the Issuer hereby represents and warrants as of the Closing Date to the Indenture Trustee for the benefit of the Series 2013-1 Noteholders that:

Section 601. Existence. Issuer is a company duly incorporated, validly existing and in compliance under the laws of Bermuda. Issuer is in good standing and is duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon the Issuer and in each jurisdiction in which a failure to so qualify would materially and adversely affect the ability of the Indenture Trustee to enforce its security interest in the Collateral.

Section 602. Authorization. Issuer has the power and is duly authorized to execute and deliver this Supplement and the other Series 2013-1 Related Documents to which it is a party; Issuer is and will continue to be duly authorized to borrow monies hereunder; and Issuer is and will continue to be authorized to perform its obligations under this Supplement and under the other Series 2013-1 Related Documents. The execution, delivery and performance by Issuer of this Supplement and the other Series 2013-1 Related Documents to which it is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority, shareholder or any other Person which has not already been obtained.

Section 603. No Conflict; Legal Compliance. The execution, delivery and performance of this Supplement and each of the other Series 2013-1 Related Documents and the execution, delivery and payment of the Series 2013-1 Notes will not: (a) contravene any provision of the Issuer’s bye-laws or memorandum of association; (b) contravene, conflict with or violate any Applicable Law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (c) violate or result in the breach of, or constitute a default under the Indenture, the Series 2013-1 Related Documents, any other indenture or other loan or credit agreement, or other agreement or instrument to which Issuer is a party or by which Issuer, or its property and assets may be bound or affected. Issuer is not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party.

Section 604. Validity and Binding Effect. This Supplement is, and each Series 2013-1 Related Document to which Issuer is a party, when duly executed and delivered, will be, the legal, valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

Section 605. Financial Statements. Since December 31, 2012, there has been no Material Adverse Change in the financial condition of any of the Issuer, the Sellers or the Manager.

Section 606. Place of Business. The Issuer’s only “place of business” (within the meaning of Section 9-307 of the UCC) is located at Century House, 16 Par-la-Ville Road, Hamilton HM HX, Bermuda. The Issuer does not maintain an office or assets in the United States, other than (i) the Trust Account, the Excess Funding Account, the Series 2013-1 Restricted Cash Account and the Series Accounts and (ii) off-hire containers located in depots in the United States and Managed Containers described in Section 606(g) of the Indenture and Leases pursuant to Section 7.7 of the Management Agreement.

Section 607. No Agreements or Contracts. The Issuer is not a party to any contract or agreement (whether written or oral) other than the Related Documents.

Section 608. Consents and Approvals. No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of Issuer or of any other Person under any agreement, contract, lease or license or similar document or instrument to which Issuer is a party or by which Issuer is bound, is required to be obtained by Issuer in order to make or consummate the transactions contemplated under the Series 2013-1 Related Documents, except for those approvals, authorizations and consents that have been obtained on or prior to the Closing Date. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Issuer in order to make or consummate the transactions contemplated under the Series 2013-1 Related Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

Section 609. Margin Regulations. Issuer does not own any “margin security”, as that term is defined in Regulation U of the Federal Reserve Board, and the proceeds of the Series 2013-1 Notes issued under this Supplement will be used only for the purposes contemplated hereunder. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Supplement to be considered a “purpose credit” within the meaning of Regulations T, U and X. Issuer will not take or permit any agent acting on its behalf to take any action which might cause this Supplement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

Section 610. Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed by Issuer have been filed with the appropriate Governmental Authorities, and all Taxes, Other Taxes and other impositions shown thereon to be due and payable by Issuer have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or Issuer is contesting its liability therefor in good faith and has fully reserved all such amounts according to GAAP in the financial statements provided to the Noteholders pursuant to Section 626 of the Indenture. Issuer has paid when due and payable all material charges upon the books of Issuer and no Governmental Authority has asserted any Lien against Issuer with respect to unpaid Taxes or Other Taxes. Proper and accurate amounts have been withheld by Issuer from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

Section 611. Other Regulations. Issuer is not an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. The issuance of the Series 2013-1 Notes hereunder and the application of the proceeds and repayment thereof by Issuer and the performance of the transactions contemplated by this Supplement and the other Series 2013-1 Related Documents will not violate any provision of the Investment Company Act, or any rule, regulation or order issued by the SEC thereunder.

Section 612. Solvency and Separateness.

(a) The capital of the Issuer is adequate for the business and undertakings of the Issuer.

(b) Other than with respect to the transactions contemplated hereby and by the Related Documents, the Issuer is not engaged in any business transactions with the Sellers or the Manager, except as permitted by the Management Agreement, the Contribution and Sale Agreement and each Container Transfer Agreement.

(c) The bye-laws of the Issuer provide that the Issuer shall have six (6) directors, unless increased to seven directors under certain circumstances described in the bye-

laws including those discussed below. If a resolution of the directors is proposed which involves a Specified Matter and/or a Special Bye-law Amendment (as such capitalized terms are defined in the bye-laws of the Issuer) then, in such instance, the number of directors of the Issuer shall automatically be increased to seven (7), and the quorum for any such vote shall be seven (7) directors, one of which must be an Independent Director who shall be elected by an affirmative vote of all of the other directors from a pool of candidates (and such pool may consist of only one person) put forward by AMACAR Group, L.L.C. The Independent Director so elected shall be a director until the resolution regarding the Specified Matter and/or the Special Bye-law Amendment has been voted upon and shall automatically cease to be a director of the Issuer immediately following such vote.

(d) The Issuer’s funds and assets are not, and will not be, commingled with those of the Sellers or the Manager, except as permitted by the Management Agreement.

(e) The bye-laws of the Issuer require it to maintain correct and complete books and records of account, and Bermuda law requires it to maintain minutes of the meetings and other proceedings of its members.

(f) The Issuer is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by the Series 2013-1 Related Documents and after giving effect to such transactions, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business nor will the Issuer have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, trustee or similar official in respect of the Issuer or any of its assets.

Section 613. Title; Liens. On the Closing Date, the Issuer will have good, legal and marketable title to each of its respective assets, and none of such assets is subject to any Lien, except for Permitted Encumbrances.

Section 614. No Default. No Trust Event of Default or Trust Early Amortization Event (or event or condition which with the giving of notice or passage of time or both would become an Trust Event of Default or Trust Early Amortization Event) has occurred and is continuing.

Section 615. Litigation and Contingent Liabilities. No claims, litigation, arbitration proceedings or governmental Proceedings by any Governmental Authority are pending or threatened against or are affecting the Issuer or any of its Affiliates the results of which might interfere with the consummation of any of the transactions contemplated by this Supplement or any document issued or delivered in connection herewith.

Section 616. Subsidiaries. Issuer has no subsidiaries.

Section 617. No Partnership. Issuer is not a partner or joint venturer in any partnership or joint venture.

Section 618. Pension and Welfare Plans. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or reportable event (within the meaning of section 4043 of ERISA), has occurred with respect to any Plan of the Issuer or any ERISA Affiliate. The present value of all benefit liabilities under all Plans of the Issuer or any ERISA Affiliate subject to Title IV of ERISA, as defined in Section 4001(a)(16) of ERISA, exceeds the fair market value of all assets of Plans subject to Title IV of ERISA (determined as of the most recent valuation date for such Plan on the basis of assumptions prescribed by the Pension Benefit Guaranty Corporation for the purpose of Section 4044 of ERISA), by no more than $1.9 million. Neither Issuer nor any ERISA Affiliate is subject to any present or potential withdrawal liability pursuant to Title IV of ERISA and no multi-employer plan (with the meaning of Section 4001(a)(3) of ERISA) to which the Issuer or any ERISA Affiliate has an obligation to contribute or any liability, is or is likely to be disqualified for tax purposes, in reorganization within the meaning of Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA). No liability (other than liability to make periodic contributions to fund benefits) with respect to any Plan of Issuer, or Plan subject to Title IV of ERISA or any ERISA Affiliate, has been, or is expected to be, incurred by Issuer or an ERISA Affiliate, either directly or indirectly. All Plans of Issuer are in material compliance with ERISA and the Code. No lien under Section 412 of the Code or 302(f) of ERISA or requirement to provide security under the Code or ERISA has been or is reasonably expected by Issuer to be imposed on its assets. The Issuer does not have any obligation under any collective bargaining agreement. As of the Closing Date, the Issuer is not an employee benefit plan with the meaning of ERISA or a “plan” within the meaning of Section 4975 of the Code and assets of the Issuer do not constitute “plan assets” within the meaning of Section 2510.3-101 of the regulations of the Department of Labor.

Section 619. Ownership of Issuer. As of the Closing Date, the Issuer has one class of common shares issued and outstanding, all of which are owned by TL.

Section 620. Security Interest Representations.

(a) This Supplement creates a valid and continuing security interest (as defined in the UCC) in the Series 2013-1 Series-Specific Collateral in favor of the Indenture Trustee, for the benefit of the Series 2013-1 Noteholders, which security interest is prior to all other Liens (other than Permitted Encumbrances), and is enforceable as such as against creditors of and purchasers from the Issuer.

(b) The Managed Containers constitute “goods” or “inventory” within the meaning of the applicable UCC. The Leases constitute “tangible chattel paper” within the meaning of the UCC. The lease receivables constitute “accounts” or “proceeds” of the Leases within the meaning of the UCC. The Trust Account, the Excess Funding Account, the Series 2013-1 Restricted Cash Account and the Series 2013-1 Series Account constitute “securities accounts” within the meaning of the UCC. The Issuer’s contractual rights under any Interest Rate Hedge Agreements, the Contribution and Sale Agreement, each Container Transfer Agreement and the Management Agreement constitute “general intangibles” within the meaning of the UCC.

(c) The Issuer owns and has good and marketable title to the Collateral and any Series-Specific Collateral, free and clear of any Lien (whether senior, junior or pari passu), claim or encumbrance of any Person, except for Permitted Encumbrances.

(d) The Issuer has caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral and any Series-Specific Collateral granted to the Indenture Trustee in this Supplement and the Indenture. All financing statements filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the Collateral and any Series-Specific Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee.” All steps necessary to perfect the security interest of the Indenture Trustee against the Issuer in the property securing the Series 2013-1 Advances have been taken.

(e) Other than the security interest granted to the Indenture Trustee pursuant to this Supplement and the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral and any Series-Specific Collateral, except as permitted pursuant to the Indenture. The Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Collateral and any Series-Specific Collateral other than any financing statement or document of similar import (i) relating to the security interest granted to the Indenture Trustee in this Supplement or the Indenture or (ii) that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(f) The Issuer has received a written acknowledgment from the Manager that the Manager or an Affiliate thereof is holding the Leases, to the extent they relate to the Managed Containers, on behalf of, and for the benefit of, the Indenture Trustee and other Persons set forth in the Indenture. None of the Leases that constitute or evidence the Collateral and any Series-Specific Collateral have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person. The Sellers have caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest of the Issuer (and the Indenture Trustee as its assignee) in the Leases (to the extent that such Leases relate to the Managed Containers) granted to the Issuer in the Contribution and Sale Agreement and each Container Transfer Agreement.

(g) The Issuer has received all necessary consents and approvals required by the terms of the Collateral and any Series-Specific Collateral to the pledge to the Indenture Trustee of its interest and rights in such Collateral and any Series-Specific Collateral hereunder or under the Indenture.

(h) The Issuer has taken all steps necessary to cause Wells Fargo Bank, National Association (in its capacity as securities intermediary) to identify in its records the Indenture Trustee as the Person having a Securities Entitlement in each of the Trust Account, the Series 2013-1 Restricted Cash Account and the Series 2013-1 Series Account.

(i) The Trust Account, the Excess Funding Account, the Series 2013-1 Restricted Cash Account and Series 2013-1 Series Account are not in the name of any Person other than the Issuer or Indenture Trustee. The Issuer has not consented to Wells Fargo Bank, National Association (as the Securities Intermediary of the Trust Account, the Excess Funding Account, the Series 2013-1 Restricted Cash Account and the Series 2013-1 Series Account) entering into any agreement in which it has agreed to comply with entitlement orders of any Person other than the Indenture Trustee.

(j) All Eligible Investments have been and will have been credited to one of the Trust Account, the Excess Funding Account, the Series 2013-1 Restricted Cash Account and the Series 2013-1 Series Account. The securities intermediary for each of the Trust Account, the Excess Funding Account, the Series 2013-1 Restricted Cash Account and the Series 2013-1 Series Account has agreed to treat all assets credited to the Trust Account, the Excess Funding Account, the Series 2013-1 Restricted Cash Account and the Series 2013-1 Series Account as “financial assets” within the meaning of the UCC.

(k) The Issuer has delivered to Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Trust Account, the Excess Funding Account, the Series 2013-1 Restricted Cash Account and the Series 2013-1 Series Account without further consent by the Issuer.

(l) No creditor of the Issuer (other than (x) with respect to the Managed Containers, the related Lessee and (y) the Manager in its capacity as Manager under the Management Agreement) has in its possession any goods that constitute or evidence the Collateral or any Series-Specific Collateral.

Any breaches of the representations and warranties set forth in this Section 620 may be waived by the Indenture Trustee, only with the prior written consent of the Control Party and with the prior satisfaction of the Rating Agency Condition.

Section 621. ERISA Lien. As of the Closing Date, the Issuer has not received notice that any Lien arising under ERISA has been filed against the assets of the Issuer.

Section 622. Survival of Representations and Warranties. So long as any of the Series 2013-1 Notes shall be Outstanding, the representations and warranties contained herein shall have a continuing effect as having been true when made.

ARTICLE VII

Miscellaneous Provisions

Section 701. Ratification of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

Section 702. Counterparts. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original,

but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Supplement by facsimile or by electronic means shall be equally effective as of the delivery of an originally executed counterpart.

Section 703. Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 704. Notices. All demands, notices and communications hereunder shall be in writing, personally delivered, or by facsimile (with subsequent telephone confirmation of receipt thereof), or sent by internationally recognized overnight courier service, (a) in the case of the Indenture Trustee, at the following address: Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota, 55479, Attention: Corporate Trust Services/Asset-Backed Administration, (b) in the case of the Issuer, at the following address: Century House, 16 Par-la-Ville Road, Hamilton HM HX, Bermuda, Telephone: (441) 292-2487, Facsimile: (441) 295-4164, Attention: Chief Financial Officer, with a copy to each: (i) Textainer Equipment Management Limited at its address at Century House, 16 Par-la-Ville Road, Hamilton HM HX, Bermuda, Telephone: (441) 292-2487, Facsimile: (441) 295-4164, Attention: Chief Financial Officer, and (ii) Textainer Equipment Management (U.S.) Limited at its address at 650 California Street, 16th floor, San Francisco, CA 94108, Telephone: (415) 658-8214, Facsimile: (415) 434-0599, Attention: Chief Financial Officer, and (c) in the case of Rating Agency, at the following address: Standard & Poor’s Ratings Services, 55 Water Street, New York, NY 10041-0003, or at such other address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be given to a Series 2013-1 Noteholder shall be given by certified first class mail, postage prepaid (return receipt requested), or by courier, or by facsimile, with subsequent telephone confirmation of receipt thereof, in each case at the address of such Series 2013-1 Noteholder as shown in the Note Register or to the telephone and fax number furnished by such Series 2013-1 Noteholder. Notice shall be effective and deemed received (A) upon receipt, if sent by courier or U.S. mail, (B) upon receipt of confirmation of transmission, if sent by facsimile, or (C) when delivered, if delivered by hand. Any rights to notices conveyed to a Rating Agency pursuant to the terms hereof with respect to any Series shall terminate immediately if such Rating Agency no longer has a rating outstanding with respect to such Series.

Section 705. Amendments and Modifications.

(a) Subject to the provisions of Sections 705(b) through (d), the terms of this Supplement may be waived or amended in a written instrument signed by each of the Issuer and the Indenture Trustee (acting at the direction of the Control Party), with the consent of each affected Interest Rate Hedge Provider (if such proposed amendment would adversely affect the rights, duties or immunities of such Interest Rate Hedge Provider under this Indenture or otherwise).

(b) Notwithstanding Section 705(a), but subject to Section 705(d), the Indenture Trustee shall execute and deliver any amendment to this Supplement, without the consent or direction of any Series 2013-1 Noteholder, if the Issuer shall have provided to the Indenture Trustee an Officer’s Certificate of the Issuer to the effect that such amendment or modification of this Supplement is for one of the following purposes:

(i) to add to the covenants of the Issuer in this Supplement, or to surrender any right or power conferred upon the Issuer in this Supplement;

(ii) to cure any ambiguity herein or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof or of any other Related Document;

(iii) to correct or amplify the description of any Series 2013-1 Series-Specific Collateral, or better to assure, convey and confirm unto the Indenture Trustee any property purported to be Series 2013-1 Series-Specific Collateral, or to subject additional property to the Lien of this Supplement;

(iv) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the Series 2013-1 Notes, or additional conditions, limitations and restrictions thereafter to be observed by the Issuer with respect to the Series 2013-1 Notes;

(v) to decrease the Advance Rate; or

(vi) to add any additional Series-Specific Events of Default, Series-Specific Early Amortization Events or Series-Specific Manager Defaults.

(c) Notwithstanding Section 705(a), but subject to Section 705(d), no amendment of this Supplement, or waiver of any requirement herein set forth shall, without the consent of each Series 2013-1 Noteholder directly and adversely affected thereby:

(i) reduce the principal amount of any Series 2013-1 Note, lengthen the Series 2013-1 Legal Final Payment Date, reduce the rate of interest payable on any Series 2013-1 Note, amend any amount, or the allocation methodology, set forth in Section 303 (other than to increase the amount of the allocation to the Series 2013-1 Notes), change the date on which, the amount of which, the place of payment where, or the coin or currency in which, any Series 2013-1 Note or the interest thereon, is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Legal Final Payment Date of the Series 2013-1 Notes;

(ii) amend or waive any provision of this Supplement which specifies that such provision cannot be amended or waived without the consent of such Person;

(iii) amend this Section 705(c);

(iv) amend any of the definitions of “Conversion Date”, “Control Party”, “Series 2013-1 Asset Base”, “Series 2013-1 Effective Advance Rate” or “Series 2013-1 Required Overcollateralization Percentage” or to increase any component of the Series 2013-1 Advance Rate, or, except as permitted by the proviso at the end of this Section 705(c), any supporting definition that would otherwise affect the definitions identified in this Section 705(c)(iv);

(v) permit the creation of any Lien on the Series 2013-1 Series-Specific Collateral ranking prior to, or on a parity with, the Lien granted under Section 213, or terminate such Lien, except as otherwise permitted in this Supplement;

provided that, for purposes of clarification, no amendment of the Depreciation Policy, or adoption of an alternative depreciation policy pursuant to clause (B) of the definition of “Depreciation Expense” in the Indenture (each, for purposes of this proviso, an “Existing Depreciation Policy”), at any time (A) to increase the assumed useful life of a Managed Container to more than the useful life for such Managed Container set forth in the Existing Depreciation Policy, (B) to increase the residual value of a type of Managed Container to an amount in excess of the residual value for such type of Managed Container that is set forth in the Existing Depreciation Policy, or (C) otherwise to reduce the amount of depreciation expense that would be recorded in any year from that which would have been recorded pursuant to the Existing Depreciation Policy shall be subject to the consent requirements of this Section 705(c) (and the Indenture Trustee shall only require, for any such amendment, the direction of the Control Party, as provided in Section 705(a)).

(d) The obligation of the Indenture Trustee to execute and deliver any waiver or amendment of this Supplement is subject to the satisfaction of all of the following conditions:

(i) the Issuer shall have given the Indenture Trustee and the Manager not less than five days’ notice of such amendment and a copy of such proposed amendment, it being understood that the Indenture Trustee and the Manager from time to time may waive the right to receive such notice;

(ii) such waiver or amendment either (A) will not result in a Trust Early Amortization Event, Trust Event of Default or Asset Base Deficiency (in each case calculated after giving effect to such proposed waiver, modification or amendment) or (B) shall have been approved by the Requisite Global Majority;

(iii) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate that all of the conditions specified in Sections 705(d)(i) and (ii) have been satisfied; and

(iv) the Issuer shall have given the Indenture Trustee an Opinion of Counsel stating that the execution of such waiver or amendment is authorized or permitted pursuant to the terms of this Supplement.

(e) Prior to the execution of any written instrument pursuant to this Section 705, the Issuer shall provide a written notice to any Rating Agency setting forth in general terms the substance of any such written instrument.

(f) Promptly after the execution by the Issuer and the Indenture Trustee of any written instrument pursuant to this Section 705, the Indenture Trustee shall mail to the Series 2013-1 Noteholders and any Rating Agency a copy of the text of such written instrument. Any failure of the Indenture Trustee to mail such copy, or any defect therein, shall not, however, in any way impair or affect the validity of any such written instrument.

(g) Any amendment or waiver of any Series-Specific Early Amortization Event, Series-Specific Manager Default or Series-Specific Event of Default in accordance with this Section 705 shall be effective for purposes of all Series of Notes (and, similarly, any amendment or waiver of any Series-Specific Early Amortization Event for any other Series of Notes, Series-Specific Manager Default for any other Series of Notes or Series-Specific Event of Default for any other Series of Notes in accordance with the provisions of the related Supplement shall be effective for purposes of the Series 2013-1 Notes).

(h) Any amendment or waiver of any Trust Early Amortization Event, Trust Manager Default or Trust Event of Default in accordance with this Section 705 shall be effective as applied to Series 2013-1 only (and not for purposes of any other Series of Notes), unless similarly amended or waived in accordance with the Indenture or the related Supplement for any other Series of Notes.

Section 706. Consent to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ISSUER ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK AND THE ISSUER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS SUPPLEMENT, THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 707. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS SUPPLEMENT OR ANY OTHER SERIES 2013-1 RELATED DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 708. Successors. This Supplement shall inure to the benefit of and be binding upon the Issuer, the Indenture Trustee and, by its acceptance of any Series 2013-1 Note or any legal or beneficial interest therein, each Series 2013-1 Noteholder and each of such Person’s successors and assigns.

Section 709. Nonpetition Covenant. Each Series 2013-1 Noteholder by its acquisition of a Series 2013-1 Note shall be deemed to covenant and agree, that it will not institute against the Issuer any bankruptcy, reorganization, arrangement insolvency or liquidation Proceedings, or other Proceedings under any federal or state bankruptcy or similar law, at any time other than on a date which is at least one (1) year and one (1) day after the last date on which any Note of any Series was Outstanding.

Section 710. Recourse Against the Issuer. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Issuer as contained in this Supplement or any other agreement, instrument or document entered into by the Issuer pursuant hereto or in connection herewith shall be had against any administrator of the Issuer or any incorporator, affiliate, shareholder, officer, employee, manager or director of the Issuer or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Issuer contained in this Supplement and all of the other agreements, instruments and documents entered into by the Issuer pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Issuer, and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Issuer or any incorporator, shareholder, affiliate, officer, employee, manager or director of the Issuer or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of the Issuer contained in this Supplement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of the Issuer and each incorporator, shareholder, affiliate, officer, employee, manager or director of the Issuer or of any such administrator, as such, or any of them, for breaches by the Issuer of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Supplement. The provisions of this Section 710 shall survive the termination of this Supplement.

Section 711. Reports, Financial Statements and Other Information to Noteholders. The Indenture Trustee will make available promptly upon receipt thereof to the Series 2013-1 Noteholders via the Indenture Trustee’s internet website at www.CTSLink.com the financial statements referred to in Section 7.2 of the Management Agreement, the Manager Report, the Asset Base Report, and the annual insurance confirmation; provided, that, as a condition to access to the Indenture Trustee’s website, the Indenture Trustee shall require each such Series 2013-1 Noteholder to execute the Indenture Trustee’s standard form documentation, and upon such execution, each such Series 2013-1 Noteholder shall be deemed to have certified to the Indenture Trustee it (i) is a Series 2013-1 Noteholder, (ii) understands that such items contain material nonpublic information (within the meaning of U.S. Federal Securities laws), (iii) is requesting the information solely for use in evaluating such party’s investment in the Series 2013-1 Notes and will keep such information strictly confidential (with such exceptions and restrictions to distribution of the information as are more fully set forth in the information request certification) and (iv) is not a Competitor. Each time a Series 2013-1 Noteholder accesses the internet website, it will be deemed to have confirmed the representations and warranties made pursuant to the confirmation as of the date of such access. The Indenture Trustee will provide the Issuer with copies of such information request certification. Assistance in using the Indenture Trustee’s website can be obtained by calling the Indenture Trustee’s customer service desk at (866) 846-4526.

Section 712. Duties of Administrative Agent. All of the duties and responsibilities of the Administrative Agent set forth in the Indenture, this Supplement or any other Related Document are subject in all respects to the terms and conditions of the Administration Agreement. Each of the Issuer, the Indenture Trustee and, by acceptance of its Notes, each Noteholder hereby acknowledges the terms of the Administration Agreement and agrees to cooperate with the Administrative Agent in their execution of its duties and responsibilities.

[Signature page follows.]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.

TEXTAINER MARINE CONTAINERS IV LIMITED

By:	/S/ Christopher Morris
Name:	Christopher Morris, Executive Vice President

Series 2013-1 Supplement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Brad Martin
Name:
Title:	VP

Series 2013-1 Supplement